UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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USG CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2017 ANNUAL MEETING &

PROXY STATEMENT

USG

IT'S YOUR WORLD BUILD IT™

USG Corporation
550 West Adams Street
Chicago, Illinois 60661

Founded in 1902
March 30, 2017

Dear Fellow Stockholder:

It is a pleasure to invite you to the 2017 USG Corporation annual meeting of stockholders. The meeting will be held at 9:00 a.m., Chicago time, on Wednesday, May 10, 2017 at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites stockholders’ receipt of proxy materials, lowers the cost of our annual meeting and helps to conserve natural resources.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend the meeting. Please vote your shares over the Internet or by telephone. If you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy or voting instruction form you received. If you hold shares through a broker (i.e., in street name), you have the right to direct your broker how to vote your shares. Brokers may not vote your shares on any matter other than the ratification of the appointment of our auditors, in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Sincerely,

Jennifer F. Scanlon President and Chief Executive Officer	Steven F. Leer Non-Executive Chairman of the Board

2017 Proxy Statement	03

550 West Adams Street
Chicago, Illinois 60661-3676

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

When:
Wednesday, May 10, 2017 at 9:00 a.m., Chicago Time

Where:
USG Corporate Headquarters
550 West Adams Street,
Chicago, Illinois 60661-3676

Items of Business:

1.	to elect three directors for a three-year term;
2.	to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2017;
3.	to approve an amendment to our Restated Certificate of Incorporation, or the Committee Amendment, to remove the requirement that we maintain a Finance Committee, in order to make our governance structure more efficient and flexible;
4.	to approve, by advisory vote, the compensation of our named executive officers;
5.	to recommend, by advisory vote, the frequency of future votes to approve the compensation of our named executive officers; and
6.	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:

Only stockholders of record at the close of business on March 13, 2017 will be entitled to vote at the annual meeting.

YOUR VOTE IS IMPORTANT

Brokers may not vote your shares on any of the matters being presented at the annual meeting, other than the ratification of the appointment of our independent auditor, in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. Please vote your shares promptly by using the Internet or the telephone. If you received a paper copy of a proxy or voting instruction form for the annual meeting by mail, you may submit that form by completing, signing, dating and returning it in the pre-addressed envelope provided.

Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods:

By Telephone: In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.

By Internet: You can vote your shares online at www.proxyvote.com

By Mail: You can vote by mail by completing, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

04	USG Corporation

Meeting Admissions:

An admission ticket (or other proof of stock ownership) and a form of photo identification will be required for admission to the annual meeting. In addition, if you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you will be required to provide proof of beneficial ownership as of the Record Date. See “Annual Meeting Information” beginning on page 71 for details.

Date of Mailing:

This proxy statement and the accompanying proxy were first made available to our stockholders on or about March 30, 2017.

Important Notice Regarding the Availability of the Proxy Materials for the Stockholder Meeting to be held on May 10, 2017

This proxy statement and our 2016 annual report on Form 10-K are available at www.proxyvote.com.

By order of the Board of Directors,

Michelle M. Warner
Senior Vice President, General Counsel
and Corporate Secretary
March 30, 2017

2017 Proxy Statement	05

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

SUMMARY OF 2017 PROXY STATEMENT

This summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the complete proxy statement carefully before voting.

ANNUAL MEETING INFORMATION

Time and Date	Location	Record Date
9:00 a.m., Chicago time, on	USG Corporation Headquarters	March 13, 2017
Wednesday, May 10, 2017	550 West Adams Street
Chicago, Illinois 60661-3676

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page
Election of Three Directors	FOR each nominee	12
Ratification of the appointment of Deloitte & Touche LLP as our independent
registered public accountants for 2017	FOR	30
Approval of the Committee Amendment	FOR	33
Say-on-Pay: Advisory vote on compensation of our named executive officers	FOR	35
Say-on-Frequency: Advisory vote on frequency of future advisory votes on
compensation of our named executive officers	EVERY YEAR	66

BUSINESS HIGHLIGHTS

Our Company produced excellent financial and operating results in 2016 that position us well for 2017 and beyond. The annual highlights include:

–	Retiring $1.1 billion in debt and achieving a leverage ratio within our target range
–	Completing the disposition of our distribution business, L&W Supply, for $675 million, allowing us to focus on core manufacturing operations
–	Expanding operating margins in each of our segments
–	Generating $49 million in equity method income for us by USG Boral Building Products, or UBBP, our 50/50 strategic joint ventures with Boral Limited that operate in Asia, Australasia and the Middle East
–	Launching our multi-year efforts to reinvest in our business through advanced manufacturing
–	Growing our glass-mat portfolio and launching a new line of high performance ceilings and several new flooring products

06	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

PROPOSAL 1	Election of Directors
The Board recommends a vote FOR the election of each of the nominees for director.
See page 14 for further information about our director nominees.

Name	Director Since	Independent	Position	Other Public Directorships	USG Board Committees
MATTHEW CARTER, JR.	September 2012	✓	Former President and Chief Executive Officer of Inteliquent, Inc.	None	Compensation and Organization Governance
RICHARD P. LAVIN	November 2009	✓	Former President and Chief Executive Officer of Commercial Vehicle Group, Inc.; Former Group President of Caterpillar, Inc.	ITT Corporation and Allison Transmission Holdings, Inc.	Compensation and Organization (Chair) Finance
JENNIFER F. SCANLON	September 2016		President and Chief Executive Officer of USG Corporation	None	None

RECENT BOARD DEVELOPMENTS

New Chairman	●Steven F. Leer, formerly our Lead Director, was appointed Non-Executive Chairman of the Board in November 2016.
New Director
●Ms. Scanlon was added to our Company’s Board in September 2016 in connection with her appointment as Chief Executive Officer-Elect of our Company in advance of the retirement of Mr. Metcalf, our former Chairman, President and Chief Executive Officer.

2017 Proxy Statement	07

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

GOVERNANCE HIGHLIGHTS

Our Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust.

Independence	●	Eight of our nine directors are independent
	●	Our Chairman is an independent director
	●	Our CEO is the only management director
	●	All of our Board committees are comprised of only independent directors and have the ability to hire third-party advisors
Executive Sessions	●	The independent directors regularly meet in executive sessions
	●	The Non-Executive Chairman presides at executive sessions of the independent directors
Board Oversight of Risk Management	●	Our Audit Committee annually reviews our guidelines and policies that govern the process by which we assess and manage our exposure to risk
	●	Our Compensation and Organization Committee reviews the annual compensation risk assessment and retains an independent compensation consultant
	●	We have recoupment or “clawback” provisions to recover certain executive pay
Stock Ownership Requirements	●	Our non-employee directors and executives are subject to minimum stock ownership requirements designed to align their interests with those of stockholders

PROPOSAL 2	Ratification of appointment of independent registered public accountants for 2017
The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2017.
See page 30 for further information.

In accordance with its charter, the Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants for 2017. The Audit Committee requests that stockholders ratify this appointment. If stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. Deloitte & Touche LLP has been examining our financial statements since 2002.

08	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

PROPOSAL 3	Approval of the Committee Amendment
The Board recommends a vote FOR the approval of the Committee Amendment.
See page 33 for further information.

Due to historical reasons, our Restated Certificate of Incorporation requires the Board to maintain a Finance Committee. The Board has determined that it would like the flexibility to eliminate the Finance Committee in the future or to have it meet on an ad-hoc basis as necessary and is requesting that stockholders approve an amendment to our Restated Certificate of Incorporation allowing it this flexibility. Because certain matters currently require the separate review or approval of the Finance Committee in addition to the approval of the Board, elimination of the mandatory nature of the Finance Committee could simplify our governance structure and provide for a more efficient and flexible organizational decision-making process. If eliminated, many responsibilities of the Finance Committee would be assumed by the full Board, while the remainder would be assumed by other committees of the Board.

PROPOSAL 4	Say-on-Pay: Advisory vote regarding the compensation of our named executive officers
The Board recommends a vote FOR the advisory vote approving the compensation of our named executive officers.
See page 35 for further information.

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”) as described in the Compensation Discussion and Analysis section beginning on page 36 and the Compensation Tables section beginning on page 50. Our compensation philosophy is designed to attract, motivate, engage and retain talented executives and align their interests with those of stockholders.

PROPOSAL 5	Say-on-Frequency: Advisory vote regarding frequency of future advisory votes on the compensation of our named executive officers
The Board recommends a vote to conduct future advisory votes on the compensation of our named executive officers EVERY YEAR.
See page 66 for further information.

We are asking our stockholders to approve, on an advisory basis, the frequency of our future stockholder “say-on-pay” advisory votes. This advisory vote is commonly referred to as a “say-on-frequency” vote. Under this proposal, our stockholders may indicate whether they would prefer to have an advisory vote on executive compensation every year, every two years, or every three years, or may abstain from voting on this proposal. The Board recommends a vote to conduct future advisory votes on the compensation of our named executive officers every year.

2017 Proxy Statement	09

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to attract, motivate, engage and retain talented executives and align their interests with those of stockholders. We use a combination of base salary, annual and long-term incentive awards, retirement and other benefits and limited perquisites to link executive pay with our financial and operating objectives. Our compensation program for executive officers, including our named executive officers, drives the achievement of operating and financial objectives while building the long-term value of our enterprise. Annual incentive awards for our named executive officers in 2016, other than Mr. Metcalf, our former Chairman, President and Chief Executive Officer, ranged from 176% to 187% of target due to our exceeding the adjusted net earnings and Focus Target thresholds, as discussed in the Compensation Discussion and Analysis section beginning on page 36. While our operational performance in 2016 was very strong as evidenced by the annual incentive awards, our stock performance over the most recent vesting period was below target and as a result the market share units granted in 2014 (as measured by our stock price) vested at 88% of target and  the performance shares granted in 2014 (as measured by our total stockholder return compared to certain other companies) were forfeited.

Our executive compensation program places the greatest emphasis on performance-based incentives as shown below. In September 2016, we announced that Mr. Metcalf had decided to retire from his position as President and Chief Executive Officer and resign as Chairman of the Board, effective October 31, 2016. In connection with Mr. Metcalf’s retirement and in accordance with our management succession plan, Ms. Scanlon became our Company’s President and Chief Executive Officer, effective November 1, 2016. Accordingly, the 2016 target pay mix shown below for Ms. Scanlon reflects compensation for only two months out of the year as President and Chief Executive Officer in addition to the ten months prior to her promotion. In February 2017, the Board increased Ms. Scanlon’s base salary and also granted her a long-term equity award which resulted in the portion of Ms. Scanlon’s compensation for 2017 that is performance-based to be increased, in accordance with its historical philosophy of having a substantial portion of the President and Chief Executive Officer’s compensation at risk.

SCANLON 2016 TARGET PAY MIX(1)

Base Salary 29%	Annual Incentive 23%	Long-Term Incentive 48%

71% Performance Based

SCANLON 2017 TARGET PAY MIX

Base Salary 16%	Annual Incentive 17%	Long-Term Incentive 67%

84% Performance Based

OTHER NEOS AVERAGE 2016 TARGET PAY MIX(1)(2)

Base Salary 30%	Annual Incentive 20%	Long-Term Incentive 50%

70% Performance Based
(1)	Excluding any one-time special grants.
(2)	Excludes Mr. Metcalf.

10	USG Corporation

2017 Proxy Statement	11

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL 1	Election of Directors
The Board recommends a vote FOR the election of each of the nominees for director.
See page 14 for further information about our director nominees.

Our Board currently consists of nine directors divided into three classes, with each class elected for a three-year term. Three nominees comprise the class of directors to be elected at the annual meeting. The other two classes will be elected in 2018 and 2019.

The three candidates nominated by the Board for election as directors at the annual meeting are identified below. If any of those nominees becomes unavailable prior to the annual meeting, the Board will (i) reduce the size of the Board to eliminate that position, (ii) leave the position vacant until a later date, or (iii) nominate a candidate in place of the unavailable nominee, in which case all shares represented by proxies received by the Board will be voted for election of the substitute nominee.

BOARD OF DIRECTORS

The Governance Committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses our Company’s needs. As evidenced by the director biographical information provided below, our directors have significant experience in chief executive or other senior level operating, financial, and international management positions. In addition, a majority of our directors have experience in cyclical businesses, which we believe will help the Board assist in management’s development and implementation of our growth strategies. These directors also have extensive familiarity with us and our industry, which provides them with a longer-term perspective about strategic, operational and financial issues associated with our business.

Seven of our nine directors currently serve as a director of other public companies, which provides them with diverse experiences that can enhance their contribution to our Board governance practices.

Set forth below is information regarding the nominees for election as directors and information regarding the directors in each class continuing in office after the annual meeting. Also discussed below are specific experience, qualifications, attributes and skills of our current directors considered by the Governance Committee as part of its review of our Board’s membership and in connection with its nomination of the candidates for election to the Board at the annual meeting.

12	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

BOARD OF DIRECTORS

Age
≤ 50:1	51 - 60: 4	≥ 61:4

Tenure
0 - 4 years: 3	5 - 7 years: 4	>8 years: 2

Gender and Ethnic Diversity
Minorities: 3	Women: 2

COLLECTIVE SKILLS MATRIX

	Jose Armario	Thomas A. Burke	Matthew Carter Jr.	Gretchen R. Haggerty	William H. Hernandez	Brian A. Kenney	Richard P. Lavin	Steven F. Leer	Jennifer F. Scanlon
Financial/Accounting		■	■	■	■	■		■
Operations	■	■	■			■	■	■	■
IT									■
International Business	■	■	■	■	■	■	■		■
Engineering		■
Sales/Marketing	■		■						■
Cyclical Business Experience		■		■	■	■	■		■
HR/Compensation							■

2017 Proxy Statement	13

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The directors listed below have been nominated for re-election to the Board for a three-year term expiring in 2020.

The Board recommends a vote FOR the election of each of the nominees for director.

MATTHEW CARTER JR.

Former President and Chief Executive Officer of Inteliquent, Inc.

Age: 56
Director Since: September 2012
USG Committees: Compensation and Organization and Governance
Other Public Directorships: None
Other Affiliations: Trustee of the Gould Academy and the Bishop’s School

Qualifications and Experience:

Mr. Carter served as President and Chief Executive Officer and a director of Inteliquent, Inc., a publicly-traded provider of voice telecommunications services, from June 2015 until February 2017 when Inteliquent, Inc. was acquired. He served as President of the Sprint Enterprise Solutions business unit of Sprint Corporation, a publicly-traded telecommunications company, from September 2013 until January 2015 and as President, Sprint Global Wholesale & Emerging Solutions at Sprint Nextel Corporation prior thereto. He is a former director of Apollo Education Group, Inc. and Inteliquent, Inc. and has significant marketing, technology and international experience, including previous management oversight for all of Inteliquent, Inc.’s operations.

RICHARD P. LAVIN

Former President and Chief Executive Officer of Commercial Vehicle Group, Inc. and Former Group President of Caterpillar, Inc.

Age: 65
Director Since: November 2009
USG Committees: Compensation and Organization (Chair) and Finance
Other Public Directorships: ITT Corporation and Allison Transmission Holdings, Inc.
Other Affiliations: None

Qualifications and Experience:

Mr. Lavin served as President, Chief Executive Officer and a director of Commercial Vehicle Group, Inc., a publicly-traded supplier of cab-related products and systems for the global commercial vehicle market, from May 2013 until November 2015. He had previously served as Group President of Caterpillar Inc., a publicly-traded manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, until his retirement in December 2012, after having worked for Caterpillar for nearly 29 years. These positions provided Mr. Lavin with experience managing cyclical, global manufacturing businesses, and he also has a diverse legal and human resources background.

14	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

JENNIFER F. SCANLON

President and Chief Executive Officer of USG Corporation
Age: 50 Director Since: September 2016 USG Committees: None Other Public Directorships: None Other Affiliations: Director of the Chicago Council on Global Affairs and Shore Community Services, Inc.

Qualifications and Experience:

Ms. Scanlon has served as our President and Chief Executive Officer since November 2016. Prior thereto she held a variety of positions at USG, including Executive Vice President beginning in March 2016 and President, International beginning in September 2010. She also served as the chairman of the board of USG Boral Building Products from its inception in February 2014 until October 2016 and President of L&W Supply Corporation from July 2015 until its sale to ABC Supply in October 2016. Ms. Scanlon has extensive international experience from her leadership of USG’s international joint ventures and broad operational and strategic experience from her previous assignments at USG and with a management consulting firm that specialized in increasing profits through operational improvement.

DIRECTORS CONTINUING IN OFFICE

The following directors are continuing in office for terms expiring in 2018:

JOSE ARMARIO

Retired Executive Vice President of Worldwide Supply Chain, Development and Franchising of McDonald’s Corporation

Age: 57
Director Since: January 2007
USG Committees: Audit and Compensation and Organization
Other Public Directorships: Avon Products, Inc.
Other Affiliations: Member of the President’s Council of the University of Miami and the Governing Council of Advocate Good Samaritan Hospital, and Director for Receptions for Research: The Greg Olsen Foundation

Qualifications and Experience:

Mr. Armario retired as Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation, a publicly-traded restaurant operator and franchisor, in October 2015, after having held that position since August 2011. Prior thereto he served as Group President, McDonald’s Canada and Latin America. He has extensive global consumer products marketing, branding, supply chain and Latin American markets expertise.

2017 Proxy Statement	15

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

GRETCHEN R. HAGGERTY

Retired Executive Vice President and Chief Financial Officer of United States Steel Corporation

Age: 61
Director Since: May 2011
USG Committees: Audit and Finance
Other Public Directorships: Teleflex Incorporated
Other Affiliations: Director of the Strategic Investment Fund and the United Way of Southwestern Pennsylvania

Qualifications and Experience:

Ms. Haggerty retired as the Executive Vice President and Chief Financial Officer of United States Steel Corporation, a publicly-traded integrated steel producer, in August 2013, after having held that position for more than ten years. In addition to her financial expertise she also has substantial international and cyclical business experience.

WILLIAM H. HERNANDEZ

Retired Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc.

Age: 68
Director Since: September 2009
USG Committees: Audit (Chair) and Finance
Other Public Directorships: Albemarle Corporation, Black Box Corporation and Northrop Grumman Corporation
Other Affiliations: Director of the Keystone chapter of the National Association of Accountants and Director of the Ligonier Camp & Conference Center

Qualifications and Experience:

Mr. Hernandez retired as Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc., a publicly-traded manufacturer of coatings, chemical and industrial products, specialty materials and glass products, in 2009, after having served as Chief Financial Officer for more than 15 years. He is a former director of Eastman Kodak Company and has significant financial and cyclical business experience.

The following directors are continuing in office for terms expiring in 2019:

THOMAS A. BURKE

President and Chief Executive Officer of Modine Manufacturing Company

Age: 59
Director Since: September 2013
USG Committees: Audit and Governance
Other Public Directorships: Modine Manufacturing Company
Other Affiliations: Director of the National Association of Manufacturers and Chairman of the Racine County Workforce Development Board

Qualifications and Experience:

Mr. Burke has been President and Chief Executive Officer of Modine Manufacturing Company, a publicly-traded manufacturer of thermal management systems and components, since April 2008. He has experience managing cyclical businesses and international operations and has valuable insights regarding the manufacturing industry from his service on the board of the National Association of Manufacturers.

16	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

BRIAN A. KENNEY

Chairman, President and Chief Executive Officer of GATX Corporation

Age: 57
Director Since: February 2011
USG Committees: Finance (Chair) and Governance
Other Public Directorships: GATX Corporation
Other Affiliations: Member of the Board of Trustees of the Shedd Aquarium in Chicago

Qualifications and Experience:

Mr. Kenney is Chairman, President and Chief Executive Officer of GATX Corporation, a publicly-traded global railcar lessor, and has held this position since 2005. During his tenure, he has obtained extensive strategic, operational, financial and international investment experience and corporate governance insights. The similarity of the cyclical nature of our business and GATX Corporation’s business provides Mr. Kenney with an understanding of the challenges that volatile economic conditions present for our business.

STEVEN F. LEER, Non-Executive Chairman

Retired Chairman and Chief Executive Officer of Arch Coal, Inc.

Age: 64
Director Since: June 2005
USG Committees: Governance (Chair) and Compensation and Organization
Other Public Directorships: Cenovus Energy Inc. and Norfolk Southern Corporation
Other Affiliations: Director of Parsons Corporation

Qualifications and Experience:

Mr. Leer retired as Chairman of Arch Coal, Inc., a publicly-traded coal producing company, in 2014 after having served in that position since April 2006. He was also the Chief Executive Officer of Arch Coal, Inc. until April 2012. He is a former director of the Greater St. Louis Area Boy Scouts of America and the National Association of Manufacturers and a former member of the Board of Regents of Washington University in St. Louis. Mr. Leer provides corporate governance insights from his service as Chairman of Arch Coal, Inc. and as a director of other public companies and particular insights regarding business conditions and developments in North America from his service on the boards of Cenovus Energy Inc., Norfolk Southern Corporation and Parsons Corporation.

2017 Proxy Statement	17

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

NOMINATION PROCESS AND CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting or for appointment to fill vacancies. In recognition of the fact that the selection of qualified directors is complex and crucial to our long-term success, the Governance Committee annually reviews with the Board the skills and characteristics required of our directors, considering current Board composition and the current needs of our Company. Our process for reviewing and selecting director nominees involves seeking out a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, our Company and our stockholders. Desired qualities for our directors, including those recommended for nomination by our stockholders, include high-level leadership experience in business or administrative activities, breadth of knowledge about issues affecting our Company, ability and willingness to contribute special competencies to Board activities and personal attributes such as integrity, willingness to apply sound and independent business judgment and assume broad fiduciary responsibility and awareness of a director’s vital contribution to our corporate image. Additional search criteria may be determined by the Governance Committee. Our Corporate Governance Guidelines provide that candidates for Board membership will be considered without regard to race, color, religion, gender, ancestry, national origin, sexual orientation or disability. When seeking director candidates, the Governance Committee considers the subject matter expertise and geographic experience of existing Board members to determine whether a candidate with a particular expertise or experience set would be desirable. The Governance Committee seeks to have a mix of directors with experience in one or more areas relevant to our businesses, including operations, manufacturing, marketing, finance, human resources, engineering, technology and innovation and international, as well as experience with cyclical businesses. We do not have a formal policy with regard to the consideration of diversity in identifying directors. However, as part of our commitment to diversity as a core value and in our efforts to attract and retain a diverse workforce as well as to enhance our relationship with an increasingly diverse customer and employee base, the Governance Committee may also decide to seek a qualified candidate who is female or adds to the ethnic diversity of the Board.

Generally, to fill a vacancy or to add an additional director, the Governance Committee retains an executive search firm to assist in identifying and recruiting appropriate candidates. Any director candidate selected by this process or as a result of a stockholder recommendation is expected to meet with a number of directors, including the chair of the Governance Committee, prior to any decision to nominate the candidate for election to the Board.

Our By-laws and Corporate Governance Guidelines provide that no non-employee director may serve on the Board beyond the first annual meeting of stockholders following the director’s 72nd birthday, unless the Board determines otherwise.

STOCKHOLDER NOMINEE RECOMMENDATIONS

The Governance Committee considers director nominee recommendations submitted by our stockholders. Director nominee recommendations from stockholders must be in writing and include a brief account of the nominee’s business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or organization of which the nominee is a director. Stockholder director nominee recommendations should be sent to the Governance Committee, USG Board of Directors, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. Recommendations may be submitted at any time, but will not be considered by the Governance Committee in connection with an annual meeting unless received on or before the date prior to the annual meeting determined as provided in our By-laws. The director nominee recommendation submission deadline for the 2018 annual meeting of stockholders is described under the heading “Deadline for Stockholder Proposals” on page 70 of this proxy statement.

18	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

DIRECTOR INDEPENDENCE

The Board has determined that each of our directors, except Ms. Scanlon, our President and Chief Executive Officer, is independent as defined by our By-laws and Corporate Governance Guidelines and the NYSE listing standards. Our Corporate Governance Guidelines provide that at least 80% of our directors should be independent in accordance with the standards of the NYSE and our By-laws. The listing standards of the NYSE also require that a majority of our directors and all members of our Audit, Compensation and Organization and Governance Committees be independent. A director is considered independent only if the Board determines that he or she has no direct or indirect material relationship with our Company. Our By-laws further provide that members of legal, accounting or auditing firms providing services to us are not independent.

The Board makes this determination annually based upon information provided by each of our directors and the recommendation of the Governance Committee. In making the most recent determination, the Board considered the following transactions, relationships and arrangements involving the directors:

–	Mr. Carter was an executive officer and a director of Inteliquent, Inc., which agreed, prior to the time Mr. Carter was associated with Inteliquent, to sublease office space from us;
–	Ms. Haggerty’s brother is a partner at a firm used by UBBP for tax compliance services;
–	Mr. Hernandez is a director of a corporation from which we purchase communication equipment;
–	Mr. Kenney is an executive officer and a director of GATX Corporation, from which we lease railcars;
–	Mr. Lavin is a director of a corporation from which we purchase equipment; and
–	Mr. Leer is a director of a corporation from which we purchase rail transportation services.

ROLE AND RESPONSIBILITIES OF OUR BOARD

The Board acts as the ultimate decision-making body of our Company and advises and oversees management, who are responsible for the day-to-day operations and management of our Company. In carrying out its responsibilities, the Board reviews and assesses our Company’s long-term strategy and its strategic, competitive and financial performance.

In 2016, the Board oversaw the sale of L&W Supply and the redemption of $1.1 billion in debt. These activities, as well as our Company’s operating performance, laid the foundation for return of capital to stockholders in the form of a $250 million share repurchase program, as announced in February 2017. In addition, in 2016 the Board oversaw the transition of the Chairman and the President and Chief Executive Officer positions in connection with Mr. Metcalf’s retirement on October 31, 2016.

BOARD LEADERSHIP

Our Corporate Governance Guidelines provide that the matter of whether the Chairman and Chief Executive Officer positions should be separate is one to be considered when a new Chief Executive Officer is selected, unless the Board believes consideration of the matter is warranted at another time based on then-existing circumstances. In connection with Mr. Metcalf’s retirement as Chairman, President and Chief Executive Officer on October 31, 2016, the Governance Committee and the Board discussed board leadership alternatives before deciding to separate the Chairman and Chief Executive Officer roles and appoint Ms. Scanlon as our President and Chief Executive Officer and Mr. Leer as our Non-Executive Chairman of the Board. The Board determined that it was appropriate to separate these roles at this time in order to allow Ms. Scanlon to focus primarily on her new responsibilities as President and Chief Executive Officer while also providing the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Non-Executive Chairman of the Board presides over Board meetings, including non-management and executive sessions. Mr. Leer’s tenure as Lead Director of the Board from 2012 until his appointment as Non-Executive Chairman, as well as his experience serving as Chairman of other publicly-traded companies, also provides him with the experience and expertise to be the person who generally leads discussions of matters considered by the Board.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

COMMITTEES OF THE BOARD OF DIRECTORS

The following table indicates the current members of each of the Board’s four standing committees:

Name	Audit	Compensation and Organization	Finance	Governance
Jose Armario
Thomas A. Burke
Matthew Carter Jr.
Gretchen R. Haggerty
William H. Hernandez
Brian A. Kenney
Richard P. Lavin
Steven F. Leer

Chairperson	Member

Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from management, annually evaluates its performance and has the authority to retain outside advisors at its discretion. Each committee has a charter that requires its members to be “independent” as defined in the NYSE listing standards and our By-laws and Corporate Governance Guidelines. The primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found on our Company’s website at www.usg.com.

AUDIT COMMITTEE

Independent Committee Members: William H. Hernandez Jose Armario Thomas A. Burke Gretchen R. Haggerty 6 meetings in 2016

Audit Committee Roles and Responsibilities:

–Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors.
–Review our risk assessment and risk management policies.
–Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

COMPENSATION AND ORGANIZATION COMMITTEE

Independent Committee Members: Richard P. Lavin Jose Armario Matthew Carter, Jr. Steven F. Leer 8 meetings in 2016

Compensation and Organization Committee Roles and Responsibilities:

–Review and make recommendations to the Board regarding management organization, succession and development programs.
–Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation and bonus awards.
–Make the decisions required by a committee of the Board under all stock and deferred stock plans.
–Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.
–Review, and report to the Board regarding, activities with respect to employee safety and occupational health, diversity and equal employment opportunity and corporate contributions.

The Board has determined that each member of the Compensation and Organization Committee is an “outside director” as defined by the Internal Revenue Code.

GOVERNANCE COMMITTEE

Independent Committee Members: Steven F. Leer Thomas A. Burke Matthew Carter, Jr. Brian A. Kenney 4 meetings in 2016

Governance Committee Roles and Responsibilities:

–Make recommendations to the Board concerning the size and composition of the Board and its committees.
–Recommend nominees for election or reelection as directors.
–Consider other matters pertaining to Board membership, such as the retirement policy and compensation of non-employee directors.
–Evaluate Board performance and assess the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

FINANCE COMMITTEE

Independent Committee Members: Brian A. Kenney Gretchen R. Haggerty William H. Hernandez Richard P. Lavin 4 meetings in 2016

Finance Committee Roles and Responsibilities:

–Provide review and oversight of, and make recommendations to the Board regarding, material financing requirements and funding programs, including debt issuances and repurchases, dividend policy and acquisitions, divestitures and significant transactions affecting our capital structure or ownership.
–Review, and make recommendations to the Board regarding, the funding of our qualified retirement plans in excess of minimum amounts required by law and authorize necessary or desirable changes in actuarial assumptions for funding those retirement plans.

As discussed under “Proposal 3 – Approval of Committee Amendment” on page 33 of this proxy statement, our Restated Certificate of Incorporation currently requires that we maintain a Finance Committee. If the Committee Amendment is approved by our stockholders, the Board will have the flexibility to eliminate the Finance Committee, in order to make our governance structure more efficient and flexible. If eliminated, many responsibilities of the Finance Committee would be assumed by the full Board, while the remainder would be assumed by other committees of the Board.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

RISK OVERSIGHT

The Audit Committee’s responsibilities include discussing our risk assessment and risk management policies. This discussion takes place at least once each year as part of our review of our enterprise risk management (ERM) program. That review includes discussion of management delegations of responsibility for the principal financial, governance, legal and operational risk exposures identified as part of our ERM program and delegations of responsibility for oversight of those risks to Board committees and/or the full Board. The Board committees consider risks related to matters within the scope of their responsibilities as part of their regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. Management also formally reviews strategic risks with the full Board at least once each year, typically as part of our strategic planning review with the Board. The Board also reviews individual risks as they relate to specific issues presented to the Board throughout the year.

In early 2017 management updated and reviewed with the Compensation and Organization Committee a risk assessment of our compensation policies and practices for all employees, including our executive officers. As part of its assessment, management reviewed our compensation programs for certain design features that commentators have identified as having the potential to encourage excessive risk-taking, including too much focus on equity awards, total compensation opportunity that is overly weighted toward annual incentives, highly leveraged payout curves and uncapped payouts, unreasonable goals or thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

In its assessment, management noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including:

–

the program design for executive officers and other senior managers provides a balanced mix of cash and equity awards, annual and long-term incentives and operating and financial performance metrics that promote a focus on long-term performance without undue emphasis on short-term results;

–	maximum payout levels under most of our annual incentive programs are capped at 200% of target, or par;
–

our annual incentive program performance targets for business unit heads include non-business unit targets in order help incentivize business unit head participants to properly consider our overall corporate performance when making decisions;

–	the Compensation and Organization Committee has downward discretion over annual incentive program payouts;
–

the annual incentive program for our executive officers, and the agreements evidencing their equity awards for 2017 and the eight prior years, allow the Board to “clawback” payments made to them under certain circumstances;

–

we use market share units in our long-term incentive plan because they may retain some value in a depressed market so that their holders are less likely to take action intended to keep options “in the money”;

–	our equity awards generally are granted on an annual basis with long-term, overlapping vesting periods to motivate award holders to focus on sustained stock price appreciation; and
–	the stock ownership requirements for our executive officers and other senior managers align the interests of the holders of those awards with the interests of our stockholders.

Based on its assessment, management concluded that our compensation programs promote value creation, do not encourage excessive risk and are not reasonably likely to have a material adverse effect on us. The Compensation and Organization Committee and its consultant concurred with that conclusion based on management’s review of its assessment with them.

STRATEGY

At its regularly-scheduled meeting in September of each year, our full Board reviews our Company’s near- and long-term strategies in detail. The meeting includes presentations by and discussions with senior management regarding strategic initiatives for each business unit. The Board remains involved in strategic planning throughout the year, engaging with management to review progress of and challenges to our Company’s strategies, and to approve specific initiatives. In 2016, our Board and Committees devoted significant additional time throughout the year to review and discuss the sale of L&W Supply and the repayment of $1.1 billion of debt. Individual Board committees also consider strategic matters that fall within their areas of focus and report to the full Board at regularly scheduled meetings. Our independent directors also met in executive sessions without management present at each regularly scheduled Board meeting in 2016, during which strategy was discussed as needed.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

STOCKHOLDER ENGAGEMENT

We conduct extensive investor outreach throughout the year. These efforts help ensure that management and the Board understand and consider the issues that matter most to our stockholders and allow us to effectively address them. Management regularly attends investor conferences and holds one-on-one meetings and calls with investors, and also has the opportunity to directly interact with investors and analysts during our quarterly earnings conference calls.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may send communications to our directors as a group or individually by addressing them to the director(s) at USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, IL 60661-3676. Stockholder communications will be reviewed by the Corporate Secretary for relevance to our business and then forwarded to the intended director(s), as appropriate. As a matter of policy, all directors are expected to attend the annual meeting. All of our directors serving at the time attended the 2016 annual meeting, other than one director who had a previously scheduled commitment.

BOARD OF DIRECTORS PROCESSES

CORPORATE GOVERNANCE DOCUMENTS

Our By-laws, Corporate Governance Guidelines and Code of Business Conduct, and the charters of our Board committees, are posted on our website www.usg.com. The information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the Securities and Exchange Commission except where we expressly incorporate such information.

MEETINGS OF THE BOARD OF DIRECTORS

The Board held eight meetings, and its committees held a total of 22 meetings, during 2016. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served and that he or she was required to attend.

Two executive sessions of the Board are required to be held annually by our Corporate Governance Guidelines. The Board met in executive session at each of its six regularly scheduled meetings.

BOARD SELF-EVALUATIONS

We are committed to maintaining an effective Board that represents the best interests of our Company and our stockholders. In order to assess the effectiveness of the Board and its committees, each director annually completes a survey in which he or she provides suggestions and feedback to the Governance Committee and the Board. This process allows directors to provide anonymous input on, among other things, Board education topics, planning and oversight, Board structure and operation, the Board’s relationship with management and Committee structure and operations. The Governance Committee, as well as the full Board, discuss these results in executive session and use them to address areas where the Board feels it can improve.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our orientation programs familiarize new directors with our Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. Throughout the year we also present educational sessions to the Board and its committees to assist our directors in deepening their knowledge of our Company and maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. These programs include internally-developed materials and presentations as well as programs presented by third parties.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

MANAGEMENT SUCCESSION PLANNING

The Compensation and Organization Committee has primary responsibility for helping the Board develop and evaluate potential candidates for executive positions and for overseeing the development of management succession plans. The Compensation and Organization Committee reviews its succession plan with the Board at least annually, addressing both a long-term plan and the possibility of an emergency situation. In conducting these reviews, the Board considers, among other factors, our overall business strategy, organizational and operational needs, leadership and management potential and competitive challenges. These reviews provide the Compensation and Organization Committee and other Board members with information regarding the performance and potential of our management team that can be taken into account when executive compensation decisions are made. Potential leaders are exposed and visible to Board members through formal presentations and informal events. The Compensation and Organization Committee is also regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

DIRECTOR COMPENSATION

The Governance Committee is charged with annually reviewing and making recommendations to the Board regarding director compensation. In making its recommendations, the Governance Committee considers the significant time committed by our directors to the performance of their duties as directors, the high-level leadership experience and special competencies our directors contribute to our Company, third party data, the director compensation practices of a comparator group of companies, our Company’s performance and ways in which to further align our Board’s interests with those of our stockholders. Ms. Scanlon, our President and Chief Executive Officer, and Mr. Metcalf, our former Chairman, President and Chief Executive Officer, did not receive compensation from us for their service as directors. Their compensation is shown in the Summary Compensation Table on page 50 of this proxy statement.

CASH COMPENSATION

We pay our non-employee directors an annual cash retainer of $80,000, payable quarterly. In 2016, we paid additional cash retainers of $20,000 to the chair of our Audit Committee, $15,000 to the chair of our Compensation and Organization Committee, $10,000 to the chairs of our Finance and Governance Committees and $20,000 to Mr. Leer for his service as the Board’s Lead Director, in each case payable in equal quarterly installments. We also reimburse non-employee directors for out-of-pocket expenses they incur in connection with attending meetings and other Company activities.

Effective for 2017, Mr. Leer will receive an annual cash retainer of $125,000, payable quarterly, for his service as Non-Executive Chairman.

ANNUAL GRANT

On December 31, 2016, each of our non-employee directors received an annual grant of $120,000 payable in shares of our common stock.

DEFERRAL OF COMPENSATION

Directors have the option to defer all or a part of their compensation in the form of deferred stock units that will increase or decrease in value in direct proportion to the market value of our common stock and will be paid in cash or shares of common stock, at the director’s option, following termination of Board service, except that deferred stock units earned prior to January 1, 2008 will only be paid in cash. The amounts in the Fees Earned or Paid in Cash column of the 2016 Director Compensation table include the amounts of compensation deferred by our directors into deferred stock units as described in footnote 1 to the table.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

2016 DIRECTOR COMPENSATION

The table below reflects the compensation we paid to our non-employee directors for 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Jose Armario	$80,000	$120,000	$2,000	$202,000
Thomas A. Burke	80,000	120,000	—	200,000
Matthew Carter Jr.	80,000	120,000	—	200,000
Gretchen R. Haggerty	80,000	120,014	—	200,014
William H. Hernandez	100,000	120,000	—	220,000
Brian A. Kenney	90,000	120,014	—	210,014
Richard P. Lavin	95,000	120,014	—	215,014
Steven F. Leer	110,000	120,000	50	230,050
(1)	Mr. Armario deferred his annual cash retainer into 3,027.2197 deferred stock units and Mr. Leer deferred 80% of his annual cash retainer into 3,329.9417 deferred stock units, in each case pursuant to our Non-Employee Director Compensation Program. Messrs. Armario, Burke, Carter, Hernandez and Leer each deferred his annual stock grant into 4,114.5208 deferred stock units pursuant to the terms of our Non-Employee Director Compensation Program. Directors hold the number of deferred stock units shown in the Security Ownership of Directors and Executive Officers table on page 68 of this proxy statement. These deferred stock units are classified as liability awards for accounting purposes. The balances of liability awards are adjusted over the course of the year to reflect changes in the market value of our stock. The net impact of this accounting treatment in 2016 was to increase award balances by the following amounts: Mr. Armario, $332,827; Mr. Burke $41,096, Mr. Carter, $57,458; Mr. Hernandez, $89,862; and Mr. Leer, $374,895.
(2)	Each of Ms. Haggerty and Messrs. Kenney and Lavin received his or her annual stock grant in shares of our common stock. They were each issued 4,115 shares based on the average of the high and low sales prices of a share of our common stock on December 30, 2016, the last trading day of the year. The amounts in this column for Ms. Haggerty and Messrs. Kenney and Lavin reflect the aggregate grant date fair value of the shares issued to them computed in accordance with FASB ASC Topic 718.
(3)	Reflects matching contributions under the USG Foundation matching gift program. This program is generally available to our U.S. employees and to our directors. The USG Foundation matches up to 50% of donations made to eligible charitable organizations up to a maximum of $2,500 in matches per year for each individual. The amounts shown reflect matches for gifts that were made in 2015 but, due to administrative processing time, were paid by the USG Foundation in 2016.

STOCKHOLDER RIGHTS PLAN AND TRANSFER RESTRICTIONS IN OUR RESTATED CERTIFICATE OF INCORPORATION

RIGHTS PLAN

We have a stockholder rights plan that is intended to protect our substantial net operating losses, or NOL, carryforwards and related tax benefits. Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. As of December 31, 2016, we had federal NOL carryforwards of approximately $923 million.

Our ability to use our NOLs could be substantially limited if we experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, and the rights plan has been designed to help prevent such an “ownership change.” Under Section 382 of the Code, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more of our “5-percent stockholders” (as determined under Section 382 of the Code). The rights plan provides that if any person becomes the beneficial owner (as defined in the Code) of 4.9% or more of our common stock, stockholders other than the triggering stockholder will have the right to purchase additional shares of our common stock at half the market price, thereby diluting the triggering stockholder; provided that stockholders whose beneficial ownership, as defined in Section 382 of the Code, exceeded 4.9% of our common stock outstanding on February 11, 2015 will not be deemed to have triggered the rights plan, so long as they do not thereafter acquire beneficial ownership of additional common stock other than in certain specified exempt transactions.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

The rights will expire at the close of business on May 31, 2019, unless earlier redeemed or exchanged. The Board has the power to accelerate or extend the expiration date of the rights. The NOL protective provisions of the rights plan described above will be effective until the earliest of the close of business on (i) May 31, 2019, (ii) the date on which the Board determines that these provisions are no longer necessary for the protection of certain tax benefits because of the repeal of Section 382 of the Code, (iii) the first day of a taxable year as to which the Board determines that no tax benefits may be carried forward, or (iv) such other date as the Board determines that these provisions are no longer necessary for the preservation of tax benefits, which period is referred to as the Special Period. After the end of the Special Period, the triggering threshold for the rights issued pursuant to the rights plan will revert to 15% of our outstanding common stock and the definition of “beneficial owner” will revert to definitions that do not track Section 382 of the Code. At our 2016 annual meeting our stockholders ratified, on an advisory basis, the extension of the term of the rights plan and the NOL protective provisions described above.

A Board committee composed solely of independent directors reviews the rights plan at least once every three years to determine whether to modify the rights plan in light of all relevant factors. This review was most recently conducted in November 2015. The next review is required by the end of 2018.

RESTATED CERTIFICATE OF INCORPORATION

Our Restated Certificate of Incorporation also restricts certain transfers of our common stock and includes provisions intended to further protect the tax benefits of our NOL carryforwards. Subject to certain limited exceptions, these transfer restrictions restrict any person from transferring our common stock (or any interest in our common stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under Section 382 of the Code) owning 4.9% or more of our common stock. Any direct or indirect transfer attempted in violation of these transfer restrictions would be void as of the date of the prohibited transfer as to the purported transferee, and the purported transferee would not be recognized as the owner of the shares attempted to be owned in violation of the transfer restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of that common stock, or in the case of options, receiving our common stock in respect of their exercise. These transfer restrictions are effective until the earliest of (i) the close of business on May 31, 2019, (ii) the repeal of Section 382 of the Code if the Board determines that these restrictions are no longer necessary or desirable for the preservation of tax benefits, (iii) the close of business on the first day of a taxable year as to which the Board determines that no tax benefits may be carried forward, or (iv) such other date as determined by the Board pursuant to the provisions described above.

TREATMENT OF BERKSHIRE HATHAWAY

Pursuant to a Shareholder’s Agreement reached in 2006, Berkshire Hathaway and certain of its affiliates may acquire beneficial ownership of up to 50% of our voting stock on a fully-diluted basis without triggering the ownership thresholds in our Restated Certificate of Incorporation or the rights plan, and may acquire beneficial ownership of more than 50% of our voting stock on a fully-diluted basis without triggering the ownership thresholds in our Restated Certificate of Incorporation or the rights plan through an offer to purchase all of our common stock that remains open for at least 60 days, in each case subject to specified exceptions.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

TRANSACTIONS WITH RELATED PERSONS

RELATED-PARTY TRANSACTIONS POLICY

In connection with our businesses, we enter into thousands of transactions every year involving thousands of customers. In order to conduct our business, we also procure goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with members of our Board or our 5% stockholders. We believe that all such sales and procurement transactions have been conducted on an arm’s length basis and involved terms no less favorable to us than those that we believe we would have obtained in the absence of such affiliation. It is our management’s policy to bring to the attention of our Governance Committee any transaction with a related party, even if the transaction arises in the ordinary course of business, if the terms of the transaction would be less favorable to us than those to which we would agree to in normal commercial circumstances.

Our Code of Business Conduct further provides that all of our employees, including our executive officers, and our directors, must avoid “conflicts of interest” - situations where their personal interest may be inconsistent with our interest and may interfere (or appear to interfere) with the employee’s or director’s objectivity in making business decisions on our behalf. A conflict of interest may exist, for example, when an employee, officer or director (or one of their family members) has a financial interest in a company with which we do business or if an employee, officer or director in a position to influence business dealings with a company (a) has a direct or indirect interest in that company that would reasonably be viewed as significant to that person and (b) the amount of business done between us and that company is significant.

All of our employees and directors are required to report conflicts of interest so that we may address the situation properly. After disclosure, some conflicts of interest can be resolved through implementing appropriate controls for our protection. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship.

EXECUTIVE OFFICERS AND OTHER EMPLOYEES

All of our executive officers and other salaried employees are required to disclose actual or potential conflicts of interest in which they may be personally involved in an annual certification reviewed by our Internal Audit and Legal Departments. In addition, all of our executive officers are required to disclose actual or potential conflicts of interest by quarterly certifications. Employees who complete these certifications are also required to promptly report in writing to the Internal Audit Department any conflict of interest situations that arise during the period between certifications.

Conflict of interest situations reported by employees are addressed by our Business Ethics Committee made up of representatives from our Internal Audit, Legal and Human Resources Departments, and, where appropriate, by senior management. If the conflict of interest involves one of our executive officers, the situation will be addressed by our Board or the Audit Committee. Quarterly reports of employee conflicts of interest and the resolution of them are provided to our Disclosure Committee and Chief Executive Officer in accordance with our disclosure controls and procedures.

DIRECTORS

We recognize that directors may be connected with other organizations with which we have business dealings from time to time. Under our Corporate Governance Guidelines, it is the responsibility of each director to advise the Chairman of the Board and the Governance Committee of the Board, through its chair, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us, or possible inconsistency with our policies or values. Directors are also to advise the Chairman of the Board and the Governance Committee in advance of accepting an invitation to serve on the board of another public or for-profit, private company.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

We annually solicit information from our directors in order to monitor potential conflicts of interest. In accordance with our Corporate Governance Guidelines, any actual or potential conflict of interest involving a director will be investigated by the Governance Committee, with management assistance as requested, to determine whether the affiliation or transaction reported impairs the director’s independence and whether it is likely to adversely impact us. If the Governance Committee determines that the director’s independence would be impaired, or the affiliation or transaction would likely impact us adversely, the director would generally be asked not to enter into, or to discontinue, the reported relationship or to resign from the Board. In other circumstances, the Governance Committee will generally determine what, if any, controls, reporting and/or monitoring procedures are appropriate for our protection as a condition for approving the reported relationship or transaction. Relationships that give rise to potential conflicts of interest are generally not considered to adversely impact us if they are not required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K because of the following factors:

–	the amount involved in the transaction is less than $120,000;
–	the director does not have a direct or indirect material interest in the transaction;
–	the director’s only relationship to the other party involved in the transaction is as a director;
–	the director’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis;
–	the transaction involves rates or charges determined by competitive bids; or
–	the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

For additional information regarding our transactions with companies of which certain of our non-employee directors are affiliated, see “Director Independence” above.

AGREEMENTS WITH BERKSHIRE HATHAWAY

SHAREHOLDER’S AGREEMENT

Berkshire Hathaway beneficially owns approximately 30% of our common stock. In connection with the equity commitment agreement we entered into with Berkshire Hathaway in January 2006, we entered into a Shareholder’s Agreement pursuant to which Berkshire Hathaway agreed that during the time that it owns our equity securities, it will be exempted from our stockholder rights plans, including our rights plan and the transfer restrictions in our Restated Certificate of Incorporation, except that such plans may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50% of our voting securities, on a fully-diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days. The Shareholder’s Agreement was approved by our Board.

REGISTRATION RIGHTS AGREEMENT

In November 2008, we issued $300 million aggregate principal amount of 10% Contingent Convertible Senior Notes due 2018 to affiliates of Berkshire Hathaway. The notes were called for redemption in November 2013 and March 2014 and we issued an aggregate of 26,315,790 shares of common stock to affiliates of Berkshire Hathaway.

In connection with the 2008 issuance of notes, we entered into a registration rights agreement with Berkshire Hathaway. Under the registration rights agreement, we granted Berkshire Hathaway demand and piggyback registration rights with respect to all of the shares of common stock held by it and specified affiliates from time to time. The registration rights agreement entitles Berkshire Hathaway to make three demands for registration of all or part of the common stock held by it and its affiliates, subject to certain conditions and exceptions. The registration rights agreement also provides that, subject to certain conditions and exceptions, if we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of securities on a form that would permit registration of the shares of common stock that are held by Berkshire Hathaway or the specified affiliates, then we will offer Berkshire Hathaway and its specified affiliates the opportunity to register all or part of its shares of common stock on the terms and conditions set forth in the registration rights agreement. The registration rights agreement and the notices of redemption issued with respect to the notes in November 2013 and March 2014 were approved by our Board.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS

We purchase products, principally fiberglass and insulation, and services, including pipeline services and insurance services, and lease equipment from subsidiaries of Berkshire Hathaway in the ordinary course of our business. The aggregate amount of those purchases and lease transactions in 2016 was approximately $38.3 million. In addition, we sell building products to subsidiaries of Berkshire Hathaway. The aggregate amount of these sales in 2016 was $15.4 million.

We purchase products in the ordinary course of business, principally insulation, from affiliates of Gebr. Knauf, which beneficially owns approximately 10% of our common stock. Those purchases aggregated approximately $1.9 million in 2016. We sold approximately $1.7 million of products to affiliates of Gebr. Knauf in 2016.

In September 2015, we and our indirect wholly-owned subsidiary, USG Ventures-Europe GmbH, entered into an Interest and Share Purchase Agreement (“ISPA”) with Knauf Aquapanel GmbH, an affiliate of Gebr. Knauf, pursuant to which USG Ventures-Europe GmbH sold to such affiliate its 50% share of its interests in Knauf/USG Verwaltungs GmbH and Knauf/USG Systems GmbH & Co. KG (collectively, the “Knauf-USG Joint Venture”) for a total price of €48 million in cash. The Knauf-USG Joint Venture manufactured and distributed Aquapanel® brand cement panels throughout Europe (excluding Turkey) and all countries that were part of the former Soviet Union since 2001. The sale was consummated in December 2015. Our Company recorded a $6 million net gain on the disposition. The sale of our interests in the Knauf-USG Joint Venture was approved by our Board.

In 2012, we and our wholly-owned subsidiaries, USG Foreign Investments, Ltd. and USG (UK) Ltd. (collectively, the “Sellers”), entered into a Share and Asset Purchase Agreement (“SAPA”) with Knauf International GmbH and Knauf AMF Ceilings Ltd., affiliates of Gebr. Knauf, pursuant to which the Sellers sold to such affiliates certain of their wholly-owned European business operations. The sale was approved by our Board.

There are continuing indemnification obligations under the ISPA and SAPA pursuant to which we may be obligated to pay money to, or entitled to receive money from, certain entities affiliated with Gebr. Knauf.

We were named as defendants in lawsuits relating to Chinese-made wallboard installed in homes primarily in the southeastern United States in 2006 and 2007. Most of the lawsuits against us related to wallboard manufactured by Knauf Plasterboard (Tianjin) Co., an affiliate of Gebr. Knauf. Those lawsuits have been resolved, and we have reached an agreement with Gebr. Knauf and their affiliates that limits our responsibility for claims against us for homes to which we delivered Knauf Plasterboard (Tianjin) Co. wallboard. In accordance with the agreement, an affiliate of Gebr. Knauf will fund the costs of resolving the claims, excluding legal fees. We estimate that our gross liability for resolving outstanding claims relating to wallboard manufactured by Knauf Plasterboard (Tianjin) Co. is approximately $385,000.

2017 Proxy Statement	29

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

AUDIT COMMITTEE MATTERS

PROPOSAL 2	Ratification of appointment of independent registered public accountants for 2017
The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2017.

The Audit Committee is responsible for selecting and employing a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year. The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants for 2017. Deloitte & Touche LLP has been examining our financial statements since 2002. The Audit Committee evaluates the performance of our independent registered public accountants, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accountants or consider other audit firms. The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as our independent registered public accountants is in the best interests of our stockholders.

The Audit Committee is requesting that stockholders ratify the appointment of Deloitte & Touche LLP. If stockholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accountant. One or more representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions from stockholders, and they will have the opportunity to make a statement if they desire to do so.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2017.

30	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for effective corporate governance by overseeing our Company’s accounting and financial reporting processes, the audits of our Company’s financial statements and internal control over financial reporting, the qualifications and performance of our Company’s independent registered public accountants and the performance of our Company’s internal auditor. The Audit Committee relies on the expertise and knowledge of management, the internal auditor and the independent registered public accountants in carrying out its oversight responsibilities. Management has the primary responsibility for the preparation, presentation and integrity of our Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and maintaining effective internal control over financial reporting for that purpose. Our Company’s independent registered public accountant, Deloitte & Touche LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accountants are also responsible for expressing an opinion on the effectiveness of our Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our Company’s audited financial statements with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and accuracy of disclosures in our Company’s financial statements. The Audit Committee discussed with our Company’s internal auditors and Deloitte & Touche LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our Company’s internal controls, and the overall quality of our Company’s financial reporting. The Audit Committee further discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, and received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016.

This report is submitted by the members of the Audit Committee.

William H. Hernandez, Chair	Jose Armario

Thomas A. Burke	Gretchen R. Haggerty

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

FEES PAID

The following is a summary of the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, or collectively “Deloitte,” for professional services rendered for the years ended December 31, 2016 and 2015:

	2016	2015
Fee Category	(thousands)
Audit Fees	$2,861	$2,740
Audit-Related Fees	946	22
Tax Fees	135	130
All Other Fees	3	3
Total Fees	$3,945	$2,895

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements, including debt offerings.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services primarily include fees for audit work in connection with the disposition of L&W Supply.

Tax Fees: Consists of fees billed for professional services related to tax compliance and other tax services. Fees for assistance with U.S. tax compliance amounted to $100,000 in 2016 and $113,000 in 2015 and fees for assistance with international tax compliance amounted to $12,000 in 2016 and $6,000 in 2015. Fees for other tax services, which primarily included international tax planning, amounted to $23,000 in 2016 and $11,000 in 2015.

All Other Fees: Consists of subscription fees of $3,000 in 2016 and 2015 for Deloitte’s Accounting Research Tool.

PRE-APPROVAL OF SERVICES

The Audit Committee has a policy for pre-approval of all audit and non-audit services provided by our independent registered public accountants. Each year, the Audit Committee reviews and approves the independent registered public accountants’ plan for the ensuing fiscal year outlining the scope of audit services to be performed for the year and the proposed fees. If necessary, the Audit Committee will approve during the year any changes in terms, conditions and fees resulting from changes in audit scope or other matters. The Audit Committee also annually evaluates the non-audit services for which management believes the independent registered public accountants should be used and assesses whether the provision of such services is consistent with appropriate principles of independence and such other factors as the Audit Committee considers relevant. Any services not pre-approved in the annual authorization must be specifically pre-approved by the Audit Committee. The independent registered public accountants are not authorized to provide any services that are prohibited by Securities and Exchange Commission regulation or any other applicable law or regulation. Additionally, the independent registered public accountants are not allowed to provide any service to our Company under a contingent fee arrangement. To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chair the authority to amend or modify the list of approved non-audit services and related fees. The Chair then reports any such approval to the full Audit Committee.

32	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

FINANCE COMMITTEE MATTERS

PROPOSAL 3	Approval of the Committee Amendment
The Board recommends a vote FOR the approval of the Committee Amendment.

BACKGROUND AND PURPOSE

Due to historical reasons outlined below, our Restated Certificate of Incorporation requires the Board to maintain a Finance Committee. The Board has determined that it would like the flexibility to eliminate the Finance Committee in the future or to have it meet on an ad-hoc basis as necessary and is requesting that stockholders approve an amendment to our Restated Certificate of Incorporation allowing it this flexibility. Because certain matters currently require the separate review or approval of the Finance Committee in addition to the approval of the Board, elimination of the mandatory nature of the Finance Committee could simplify our governance structure and provide for a more efficient and flexible organizational decision-making process. If eliminated, many responsibilities of the Finance Committee would be assumed by the full Board, while the remainder would be assumed by other committees of the Board.

The requirement that we maintain a Finance Committee was added to our Restated Certificate of Incorporation pursuant to arrangements that are no longer in effect. In connection with a restructuring of our debt in 1993, we granted rights to certain of our security holders to nominate members of our Board and the Finance Committee until June 22, 1997. During that period, one of the members of the Finance Committee was to be appointed by Water Street Corporate Recovery Fund I, L.P., or Water Street, and one was to be appointed by a committee representing holders of our senior subordinated debentures which were converted into common stock under the restructuring plan. Our Restated Certificate of Incorporation was revised to implement these selection procedures by requiring that we maintain a Finance Committee that, until June 22, 1997, was required to be comprised of four non-employee directors.

At the time of the 1993 restructuring, Water Street and its affiliates beneficially owned approximately 21% of our outstanding common stock. By 1996, Water Street had distributed its holdings in our common stock to its partners and waived its right to representation on the Board and Finance Committee.

Although the rights of Water Street and the holders of the senior subordinated debentures to appoint directors and members of the Finance Committee expired in 1997, the provision of our Restated Certificate of Incorporation requiring us to maintain a Finance Committee remains in effect. Further, we are not required by the Securities and Exchange Commission or the NYSE to have a Finance Committee.

The Board has adopted resolutions approving and declaring the advisability of amending our Restated Certificate of Incorporation, or the Committee Amendment, to remove the requirement that we maintain a Finance Committee as described below and as provided in Annex A to this proxy statement, although the effectiveness of the Committee Amendment is subject to adoption by stockholders holding 80% of our outstanding shares of common stock as of the record date. At our 2016 annual meeting, stockholders holding 79.87% of our outstanding shares of stock voted in favor of this proposal.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

DESCRIPTION OF THE COMMITTEE AMENDMENT

The following description of the Committee Amendment is qualified in its entirety by reference to the full text of the Committee Amendment, which is contained in a proposed amendment to Article Seventh of our Restated Certificate of Incorporation and can be found in Annex A to this proxy statement.

The Committee Amendment will amend Article Seventh of our Restated Certificate of Incorporation by deleting the following provision:

“Notwithstanding the foregoing paragraph, the corporation shall maintain a Finance Committee, which shall have the power to review all of the corporation’s significant financial matters, including, but not limited to, strategies, policies or transactions, contemplated by the corporation. Without limiting the foregoing, the Finance Committee shall provide review and oversight of and make recommendations to the board of directors on the corporation’s financing requirements and programs to obtain funds; relations with banks, bondholders and other creditors; forecasting procedures on revenues, expenses, earnings, and cash flow; operating and capital expenditure budgets; dividend policy; the adoption of any compensation plan for key employees which contemplates the issuance of stock of the corporation or which is a significant cash compensation plan (other than an annual cash bonus plan consistent with past practice); and acquisitions, divestitures and significant transactions affecting the corporation’s capital structure or ownership. The Finance Committee shall confer with the Pension Committee established under the corporation’s retirement plan and report periodically to the board of directors on the funding of qualified pension plans of the corporation and its subsidiaries and the investment performance of plan funds and, on behalf of the board of directors, authorize necessary or desirable changes in actuarial assumptions for funding the plans. The Finance Committee shall consider such other matters as may be referred to it from time to time by the board of directors and shall at all times prior to June 22, 1997 be composed of four members of the board of directors who are not officers or employees of the corporation. Any actions by the Finance Committee shall be by a majority vote of at least 3 of its members. Prior to June 22 1997, (i) the scope and power of review of the Finance Committee as set forth herein shall not in any way be limited or reduced and (ii) the composition, existence and function of the Finance Committee as set forth herein shall not be altered or diminished, in either such case without the unanimous consent of all directors then in office.”

All other provisions of Article Seventh will remain in effect.

REQUIRED VOTE

Approval of the Committee Amendment requires a “for” vote by 80% of the outstanding shares of our common stock as of the record date. The Committee Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to do as soon as practicable after the Committee Amendment is adopted.

The Board recommends a vote FOR the approval of the Committee Amendment.

34	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

COMPENSATION OF EXECUTIVE OFFICERS

PROPOSAL 4	Say-on-Pay: Advisory vote regarding the compensation of our named executive officers
The Board recommends a vote FOR the advisory vote approving the compensation of our named executive officers.
See page 36 for further information about our executive compensation program.

We are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this proxy statement. Our compensation philosophy is designed to attract, motivate, engage and retain talented executives and align their interests with those of stockholders. Our compensation program ties pay to performance by ensuring that a significant portion of compensation is performance-based and at risk. For example, in 2016, 71% of the target total compensation for Ms. Scanlon, our President and Chief Executive Officer, was performance-based and not guaranteed, and 48% was in the form of long-term equity compensation. For 2017, the percentage of Ms. Scanlon’s target total compensation that is performance-based was increased to 84%, with 67% in the form of long-term equity compensation.

We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in more detail how our executive compensation policies and program operate and are designed to achieve our compensation philosophy, as well as the Summary Compensation Table and related compensation tables and narrative on pages 50 through 65 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

At our annual meeting of stockholders held in May 2014, our stockholders approved the compensation of our named executive officers with more than 98% of the votes cast in favor of the proposal. Consistent with our stockholders’ support, our Compensation and Organization Committee and our Board decided not to make any significant changes to our executive compensation program in response to such vote.

We believe that our compensation programs and policies are appropriate and effective in implementing our pay-for-performance compensation philosophy and objective and in achieving our goals, and that they are aligned with stockholder interests and worthy of continued stockholder support. Our compensation programs and policies have resulted in compensation that reflects our financial results and other performance, as described in the Compensation Discussion and Analysis.

We are asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the stockholders of USG Corporation (USG) approve, on an advisory basis, the compensation of USG’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for USG’s 2017 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Organization Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board recommends a vote FOR the advisory vote approving the compensation of our named executive officers.

2017 Proxy Statement	35

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our Compensation Discussion and Analysis describes our executive compensation philosophy and programs which are governed by the Compensation and Organization Committee of our Board, or the Committee. It includes 2016 total compensation for our named executive officers listed below:

Named Executive Officer	Title
Jennifer F. Scanlon(1)	President and Chief Executive Officer
Matthew F. Hilzinger	Executive Vice President and Chief Financial Officer
Brian J. Cook	Executive Vice President and Chief Administrative Officer
Dominic A. Dannessa	Executive Vice President, Chief Operations and Innovation Officer
Michelle M. Warner	Senior Vice President, General Counsel and Corporate Secretary
James S. Metcalf(2)	Former Chairman, President and Chief Executive Officer
(1)	Ms. Scanlon was appointed President and Chief Executive Officer effective November 1, 2016.
(2)	Mr. Metcalf retired from our Company effective October 31, 2016.

2016 CEO TRANSITION

In September 2016, we announced that Mr. Metcalf had decided to retire from his position as President and Chief Executive Officer and resign as Chairman of the Board, effective October 31, 2016. In connection with Mr. Metcalf’s retirement and in accordance with our management succession plan, we also announced that the Board appointed Ms. Scanlon to become our Company’s President and Chief Executive Officer, effective November 1, 2016. Ms. Scanlon was also elected to the Board at the time of the announcement. Prior to that time, Ms. Scanlon served as our Executive Vice President, President, International and President of L&W Supply.

In connection with her promotion, the Board increased Ms. Scanlon’s compensation for the remainder of 2016 as described below but deferred considerations about her continuing compensation until the annual compensation review completed in February 2017. Accordingly, this Compensation Discussion and Analysis includes discussion of the compensation of Ms. Scanlon before and after her promotion, as well as the compensation of Mr. Metcalf prior to his retirement.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is designed to attract, motivate, engage and retain talented executives. Our program achieves those goals by providing a competitive total compensation package that:

–	Aligns management’s interests with those of our stockholders by using equity-based long-term incentive awards, including awards that vest only upon the achievement of performance objectives, maintaining stock ownership guidelines and restricting hedging activity.
–	Motivates management to achieve our strategic growth and annual operating objectives through compensation programs that reward performance. The majority of the targeted compensation opportunity for our named executive officers is variable based on achievement of an adjusted net earnings target, annual operating and financial targets, our stock price performance and total stockholder return.
–	Attracts and retains talented managers by ensuring that compensation opportunity is competitive in relation to similar positions in similar organizations. In setting compensation opportunity for our executive officers, we use the median level of compensation opportunity for a comparator group of companies as the reference point. We generally seek to set the target compensation opportunity for an individual executive officer around this median level based on the executive officer’s performance, experience and skill. We also adjust compensation levels based on internal equity to appropriately reward the contributions of our executives and to facilitate succession planning.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

Our executive compensation program places the greatest emphasis on performance-based incentives as shown below. The 2016 target pay mix shown below for Ms. Scanlon reflects compensation for only two months out of the year as President and Chief Executive Officer in addition to the ten months prior to her promotion. In February 2017, the Board increased Ms. Scanlon’s base salary and also granted her a long-term equity award which resulted in the portion of Ms. Scanlon’s compensation for 2017 that is performance-based to be increased, in accordance with its historical philosophy of having a substantial portion of the President and Chief Executive Officer’s compensation at risk.

SCANLON 2016 TARGET PAY MIX(1)

Base Salary 29%	Annual Incentive 23%	Long-Term Incentive 48%

71% Performance Based

SCANLON 2017 TARGET PAY MIX

Base Salary 16%	Annual Incentive 17%	Long-Term Incentive 67%

84% Performance Based

OTHER NEOS AVERAGE 2016 TARGET PAY MIX(1)(2)

Base Salary 30%	Annual Incentive 20%	Long-Term Incentive 50%

70% Performance Based

(1)	Excluding any one-time special grants.
(2)	Excludes Mr. Metcalf.

2016 PERFORMANCE AND EXECUTIVE COMPENSATION

Our Company produced excellent financial and operating results in 2016 that position us well for 2017 and beyond. The annual highlights include:

–	Retiring $1.1 billion in debt and achieving a leverage ratio within our target range
–	Completing the disposition of our distribution business, L&W Supply, for $675 million, allowing us to focus on core manufacturing operations
–	Expanding operating margins in each of our segments
–	Generating $49 million in equity method income for us by USG Boral Building Products, or UBBP, our 50/50 strategic joint ventures with Boral Limited that operate in Asia, Australasia and the Middle East
–	Launching our multi-year efforts to reinvest in our business through advanced manufacturing
–	Growing our glass-mat portfolio and launching a new line of high performance ceilings and several new flooring products

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

ELEMENTS OF 2016 COMPENSATION

Base Salary – In 2016, we increased salaries for our named executive officers, as well as all other salaried employees, to maintain market competitiveness and to account for our named executive officers’ expanded responsibilities, individual performance,   internal equity and/or retention considerations.

Annual Incentive Awards – 50% of the annual incentive award opportunity is based on the achievement of the adjusted net earnings goal for 2016 set by the Committee. The balance of the award opportunity is based on the achievement of annual operating and financial objectives, or Focus Targets. Annual incentive awards for the named executive officers (other than Mr. Metcalf) entitled to receive an award in 2016 ranged from 176% to 187% of target due to our exceeding the adjusted net earnings and Focus Target thresholds, as discussed below.

Long-Term Incentive Awards – Annual equity awards granted in 2016 were comprised of market share units and performance shares. These awards align management’s interests with those of our stockholders because the vesting of the awards is contingent on our performance, as discussed below. In addition to the annual long-term incentive awards granted to all participants, two executives who received promotions or joined our Company in 2016 were awarded one-time special grants consisting of time-based restricted stock units. While our operational performance in 2016 was excellent as reflected in the annual incentive award payments, our stock performance over the most recent vesting period (2014 -2016) did not meet the target performance criteria in our 2016 Long Term Incentive Plan. As a result, the performance shares granted in 2014 to our senior managers, which vest based on our total stockholder return compared to other companies in the Dow Jones U.S. Construction and Materials Index, or the Index, were completely forfeited in February 2017. The market share units granted in 2014, which vest based on the movement of our stock price, vested at 88% of the target award.

COMPENSATION GOVERNANCE

Our executive compensation practices include governance features that align the program with stockholder interests and encourage management not to take excessive risks, including:

–	the Committee is comprised solely of independent directors with whom stockholders may communicate as discussed under “Communications with Directors” on page 23 of this proxy statement;
–	the Committee retained Willis Towers Watson as its independent compensation consultant;
–

the Committee has reviewed compensation-related risk with management and Willis Towers Watson and concurs with management’s conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us;

–	long-term incentive awards granted since 2013 are subject to double-trigger vesting upon a change in control, as discussed below;
–

all Employment and Change in Control Severance Agreements entered into since 2012 do not contain provisions providing for excise tax gross-ups or additional service and age credits under our retirement plans;

–

compensation recoupment, or “clawback,” provisions that allow our Board to recoup incentive compensation paid to an executive officer under certain circumstances, as described on page 49 of this proxy statement;

–	a limit on the payout under our annual Management Incentive Program, or MIP, to a maximum of two times the par, or target, incentive award;
–

an annual long-term incentive award program that is 100% performance-based consisting of (i) market share units that are earned based on our stock price performance over a three-year period, and (ii) performance share awards that are earned based on a comparison of our total stockholder return over a three-year period to the total stockholder return for the companies in the Index;

–

a prohibition on our executive officers engaging in speculative transactions involving our securities, including participating in hedging activities or buying or selling puts or calls and short sales; and

–	stock ownership guidelines for our non-employee directors, executive officers and other senior managers, as described on page 67 of this proxy statement.

38	USG Corporation

Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

SETTING COMPENSATION LEVELS – ANNUAL REVIEW

The Committee sets the level of each element of compensation for our executive officers in February, or upon a promotion. As part of this process, the Committee considers market competitiveness, individual and company performance for the prior year, internal equity and succession plans.

MARKET COMPETITIVENESS

Since 2003, management has engaged Aon Hewitt to conduct an annual Executive Compensation Competitive Review to compare compensation opportunity for our executive officers to the compensation opportunity provided for similar positions by 20-25 industrial and/or Chicago-based companies. Each executive officer’s position, including the Chief Executive Officer, is compared to positions with similar responsibilities or at an equivalent level in this comparator group. If there is no comparable position in the comparator group, the Committee generally sets compensation opportunity for the executive officer based on internal equity or general industry data.

The review provides the Committee with market information that enables it to evaluate total compensation opportunity, the mix of fixed and performance-based compensation elements and how total compensation is divided between the various elements. The Committee uses that information to evaluate recommendations made by management with respect to compensation of our executive officers other than the Chief Executive Officer, and to develop its own recommendations with respect to the compensation of the Chief Executive Officer.

We select our comparator companies from among those for which data is available in Aon Hewitt’s Total Compensation Measurement database, based on their similarity to our Company in terms of industry, annual revenue, complexity of operations, business cyclicality and geographic location. They are the types of companies with which we compete for talent. For 2016, Foster Wheeler was removed because it was acquired by another company and Kennametal Inc. was removed because it was no longer included in the database. Donaldson Company, Inc., Packaging Corporation of America and Owens-Illinois, Inc. were added to ensure sufficient sample size and position us relatively near the median of the comparator group. We also took into consideration the companies included in the comparator groups used by outside proxy advisory firms. Our comparator group for 2016 was therefore comprised of:

A.O. Smith Corporation	Fortune Brands Home & Security, Inc.	Owens-Illinois, Inc.
Armstrong World Industries, Inc.	Lennox International, Inc.	Packaging Corporation of America
Ball Corporation	Martin Marietta Materials, Inc.	The Sherwin-Williams Company
Boise Cascade Company	Masco Corporation	The Valspar Corporation
BorgWarner, Inc.	MeadWestvaco Corporation	Vulcan Materials Company
Brunswick Corporation	Mohawk Industries, Inc.	W.W. Grainger, Inc.
Donaldson Company, Inc.	Mueller Water Products, Inc.
Dover Corporation	Owens Corning

We have designed our executive compensation packages to be market competitive in total. Our objective is to provide executive officers with a targeted total compensation opportunity generally around the median of the comparator group for their individual positions. Median compensation data for our comparator group is derived by using regression analysis to size adjust comparator group data. For 2016, the comparator group data was size adjusted to a revenue of $4.836 billion, which approximated what our 2015 annual revenues would have been at the time the analysis was completed if we had included 50% of UBBP revenues, and all of the revenue of L&W Supply, as we had not sold it at the time the analysis was conducted.

Total compensation opportunity for each executive officer is set based on performance, experience, skill and internal equity. In circumstances where the scope of one of our executive’s position differs significantly from the scope of responsibility of similarly titled positions in the comparator group companies, the Committee may set the targeted compensation opportunity for that executive outside the median range. Executives who are new in a position may be below the median for one or more elements of compensation. To reward extraordinary accomplishments, to promote retention and succession planning objectives and/or to maintain internal equity, we may pay an element of compensation in excess of the median. The Committee is comfortable with setting one or more elements of an executive’s compensation opportunity outside the median because the Committee is primarily concerned with the competitiveness of our executive officers’ total compensation opportunity as opposed to the opportunity represented by any one individual element of compensation.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

Total target net compensation — base salary, target annual incentive opportunity and the grant date value of long-term incentive awards — for each of our named executive officers for 2016 was set as follows:

Named Executive Officer	Percentage of 2015 Median
Ms. Scanlon	96%	(1)
Mr. Hilzinger	107%
Mr. Cook	109%
Mr. Dannessa	124%
Ms. Warner	95%
Mr. Metcalf	113%
(1)	Determined prior to Ms. Scanlon’s appointment as President and Chief Executive Officer.

PERFORMANCE

The Committee makes recommendations to the Board regarding the Chief Executive Officer’s compensation. The Chief Executive Officer assesses the performance of the other executive officers and summarizes the results for the Committee when making his or her compensation recommendations to the Committee. The Committee’s determination of our executive officers’ compensation adjustments is based on its assessment of each executive officer’s contribution to our overall financial results for the year and to the accomplishment of our annual operating and financial objectives as well as internal equity.

INTERNAL EQUITY AND SUCCESSION PLANNING

The Committee also considers the level of compensation opportunity of executive officers based on its judgment of the relative importance of the responsibilities of each executive officer position to our Company and each executive officer’s contribution to corporate results. In addition, adjustments may be made to further our succession planning philosophy of developing and promoting talent from within our Company. The Chief Executive Officer’s compensation opportunity has historically been significantly higher than that of our other named executive officers based on our philosophy of paying market competitive compensation and reflects his or her broader accountability and the greater percentage of his or her total compensation that is performance-based. We do not set the compensation level of our executive officers as a multiple of the compensation of any other employee or group of employees.

CONSIDERATION OF ADVISORY VOTE ON COMPENSATION

At our annual meeting held in May 2014, our stockholders approved the compensation of our named executive officers with more than 98% of the votes cast in favor of the proposal. Consistent with our stockholders' support, the Committee and our Board decided not to make any significant changes to our executive compensation program in response to such vote. This year, the Board is recommending that we hold an advisory vote regarding the compensation of our named executive officers every year, as opposed to every three years, as discussed further on page 66 of this proxy statement.

ELEMENTS OF TOTAL COMPENSATION

Our compensation program consists of the following elements:

–	base salary;
–	annual incentive;
–	long-term incentive; and
–	benefits and perquisites.

BASE SALARY

The starting point for determining base salaries for our executive officers is the annual Aon Hewitt Executive Compensation Competitive Review. Individual salaries for our named executive officers in 2016 ranged between approximately 94% and 112% of the median for the comparator group. Factors that warrant paying above the median include: individual performance, as assessed by the Chief Executive Officer (or in the case of the Chief Executive Officer, the Committee and Board), experience, skills, internal equity and retention considerations.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

The Committee approved salary increases for 2016 for all salaried employees, including the following increases for our named executive officers:

Named Executive Officer	Percentage Increase
Ms. Scanlon	10.6%	(1)
Mr. Hilzinger	4.3%
Mr. Cook	5.7%
Mr. Dannessa	11.1%
Ms. Warner	N/A	(2)
Mr. Metcalf	2.9%
(1)	The increase shown was approved in February 2016, prior to Ms. Scanlon’s promotion to President and Chief Executive Officer. In connection with that promotion, the Committee approved an additional 88.9% increase of her salary to $850,000, effective November 1, 2016.
(2)	Ms. Warner joined our Company in January 2016.

ANNUAL INCENTIVE

Our MIP provides a variable reward opportunity based on adjusted net earnings and the achievement of operating and financial objectives derived from our annual operating plan. We pay annual incentive awards in the first quarter of the year following the year in which they are earned.

The target annual incentive opportunity for participants in the MIP is expressed as a percentage of base salary. For 2016, the target annual incentive opportunity for named executive officers ranged from 65% of base salary to 120% of base salary for Mr. Metcalf. The amount of the target annual incentive opportunity for each of our named executive officers for 2016 is indicated under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the 2016 Grants of Plan-Based Awards Table on page 52 of this proxy statement.

Ms. Scanlon’s annual incentive opportunity under the MIP for 2016 was 70% of base salary for the ten months of the year she served as Executive Vice President, President, International and President of L&W Supply and 100% of base salary for the two months she served as President and Chief Executive Officer. Our Chief Executive Officer’s annual incentive opportunity is higher than the opportunity for our other executive officers in 2016 in recognition of the broader scope of his or her responsibilities and impact on corporate performance, and based on market data regarding compensation of chief executive officers of the companies in our comparator group.

For 2016, the annual incentive award opportunity was comprised of the following segments: adjusted net earnings and annual operating and financial objectives, or Focus Targets. These are designed to provide an incentive to maximize earnings and pursue operational excellence. Following the sale of L&W Supply on October 31, 2016, the Committee exercised discretion to adjust the minimum, target and maximum amounts for adjusted net earnings and the Focus Targets for consolidated and L&W Supply adjusted operating margins, selling and administrative expenses and cash conversion cycle to include the L&W Supply plan for only the first ten months of 2016, and thereby reduced annual incentives from the amounts that would have been earned without such adjustments. On an individual basis, the payouts ranged from 176% to 187% of par for our named executive officers other than Mr. Metcalf, who did not receive an award under the MIP because he retired effective October 31, 2016.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

Management Incentive Plan Components

Segment	Objective	Features
Adjusted Net Earnings(1)	Align management’s interests with stockholders and motivate management to increase our profitability	●	Weight	50%
		●	2016 Target	$241 million(2)
		●	2016 Minimum	$207 million
		●	2016 Maximum	$271 million
		●	2016 Performance	$295 million(3)
		●	2016 Payout Earned % of Par	200%(4)
Focus Targets	Motivate management to achieve annual operating objectives	●	Weight	50%
		●	Payout Range	0% to 200%
		●	2016 Average NEO Payout Earned % of Par	167%(4)
(1)	Straight-line interpolation is used to determine values between performance thresholds.
(2)	In setting the amounts for 2016, the Committee took into account our projected U.S. tax expense in 2016 following the reversal of a tax valuation allowance of $731 million in 2015, and neutralized the amounts for foreign currency and incentive plan expense above or below planned amounts.
(3)	For 2016, net earnings as reported were $510 million and were adjusted to exclude the following nonrecurring and non-operational events: gain on the sale of L&W Supply; pension settlement charges, disposition expenses, L&W Supply retention incentives and the cost to exit commercial office space, each of which related to the sale of L&W Supply; loss on extinguishment of debt; long-lived asset impairment charges; a supplemental executive retirement plan settlement for our former chief executive officer; gains related to sales of non-core assets or other non-recurring gains or losses; a legal settlement; and neutralization for foreign currency and incentive plan expense above or below planned amounts.
(4)	Excludes Mr. Metcalf, who did not receive an award under the MIP because he retired effective October 31, 2016.

To support our 2016 operating objectives we introduced consolidated adjusted operating margin, L&W Supply adjusted operating margin and cash conversion cycle as new Focus Targets for our named executive officers for 2016. The adjusted operating margin Focus Targets promote increased profitability along with cost containment. The cash conversion cycle Focus Target promotes efficient use of resources and cash generation.

We believe these Focus Targets were effective because during 2016 we increased our operating profit by 11% and expanded operating margins in each of our segments, while significantly reducing our cash conversion cycle. The charts below outline the specific Focus Targets chosen by the Committee for each of our named executive officers.

Measure	Minimum	Target	Maximum	2016 Performance	Payout Earned % of Par
Adjusted Operating Margins
Consolidated(1)	11.3%	13.1%	14.8%	14.1%	157%
L&W Supply(2)	2.1%	3.0%	3.9%	3.9%	200%
UBBP Adjusted Equity Income ($ in millions)(3)	$45	$55	$65	$58	133%
U.S. Wallboard Cost			(4)		115%
Selling and Administrative Expense ($ in millions)(5)	<$297	$292	$287	$287	185%
Cash Conversion Cycle (Days/Cycle; First ten months of 2016)(6)	46	45	44	43	200%
Cash Conversion Cycle (Days/Cycle; Last two months of 2016)(6)	33	32	31	26	200%
(1)	Consolidated operating margin (consolidated operating profit divided by consolidated net sales) was 13.1% in 2016. To calculate adjusted operating margin, operating profit was adjusted to include equity income from UBBP and exclude the following nonrecurring and non-operational events: pension settlement charges, L&W Supply retention incentives and the cost to exit commercial office space, each of which related to the sale of L&W Supply; long-lived asset impairment charges; a supplemental executive retirement plan settlement for our former chief executive officer; gains related to sales of non-core assets; a legal settlement; and neutralization for foreign currency and incentive plan expense above or below planned amounts. Net sales were adjusted to include sales from L&W Supply for the first 10 months of 2016, prior to the sale of L&W Supply, and exclude the following nonrecurring and non-operational events: a prior-year rebate adjustment, a litigation accrual and neutralization for foreign currency.

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(2)	Operating margin for the L&W Supply segment (L&W Supply operating profit divided by L&W Supply net sales) was 2.7% for the first 10 months of 2016, prior to the sale of L&W Supply. To calculate adjusted operating margins for L&W Supply, L&W Supply operating profit was adjusted to exclude transaction costs, retention incentives and neutralization for incentive plan expense above or below planned amounts.
(3)	Equity income from UBBP was $49 million for 2016 and was adjusted to exclude our Company’s share of long-lived asset impairment charges and neutralization for foreign currency.
(4)	We do not publicly disclose U.S. Wallboard Cost because that information constitutes confidential commercial and financial information, the disclosure of which would cause us competitive harm. The target level for this Focus Target was set at a challenging, but achievable, level.
(5)	Selling and administrative expense was $304 million for 2016 and was adjusted to include SG&A from L&W Supply for the first 10 months of 2016, prior to the sale of L&W Supply, and exclude the following nonrecurring and non-operational events: pension settlement charges, L&W Supply retention incentives and the cost to exit commercial office space, each of which related to the sale of L&W Supply; a supplemental executive retirement plan settlement for our former chief executive officer; a legal settlement; and neutralization for foreign currency and incentive plan expense above or below planned amounts.
(6)	Cash conversion cycle was adjusted to exclude the following nonrecurring and non-operational events: gains related to sales of non-core assets or other non-recurring gains or losses; long-lived asset impairment charges; pension settlement charges related to the sale of L&W Supply; and neutralization for foreign currency and incentive plan expense above or below planned amounts.

For 2016, the named executive officers were assigned the following Focus Targets with the weightings indicated below:

	Consolidated Adjusted Operating Margin	L&W Supply Adjusted Operating Margin	UBBP Adjusted Equity Income	U.S. Wallboard Cost	SG&A	Cash Conversion Cycle
Ms. Scanlon(1)	—	20%	20%	—	—	10%
Mr. Hilzinger	20%	—	10%	—	10%	10%
Mr. Cook	20%	—	10%	—	10%	10%
Mr. Dannessa	20%	—	10%	10%	—	10%
Ms. Warner	20%	—	10%	—	10%	10%
Mr. Metcalf	30%	—	10%	—	10%	—
(1)	For 2016, the amount of Ms. Scanlon’s annual incentive award was determined using the focus targets established in February 2016, prior to her appointment as President and Chief Executive Officer.

LONG-TERM INCENTIVE

At our annual meeting in 2016 our stockholders approved a new equity-based incentive-compensation plan, the USG Corporation 2016 Long-Term Incentive Plan. Prior thereto grants were made under the USG Corporation Long-Term Incentive Plan, and we refer to the two plans collectively as the LTIP. The purpose of the LTIP is to motivate management to build the value of the enterprise, to align management’s interests with those of our stockholders and to provide a competitive compensation opportunity that enables us to attract and retain talented employees.

For 2016, the annual awards consisted of market share units, or MSUs, and performance shares. These awards are performance based or “at risk”, based on both our absolute stock performance with MSUs (as measured by our stock price) and relative stock performance with performance shares (as measured by our total stockholder return compared to other companies in the Index). We believe combining elements of both absolute stock performance and relative stock performance provides the best incentive for management to increase stockholder value. The LTIP also provides for the use of stock options, stock appreciation rights, restricted stock units, or RSUs, restricted stock, performance units and other stock and cash awards.

At their regularly scheduled meetings in February 2016, the Committee and Board approved annual awards for 2016. For executive officers, 75% of the grant date value of the total award was provided in the form of MSUs and the remaining 25% was provided in the form of performance shares.

Market Share Units
MSUs are stock units earned based on the stock market performance of our common stock as measured over a three-year period. The actual number of shares of common stock to be issued can range from zero to 150% of the number of MSUs awarded based on the percentage change in the price of our common stock over the three-year vesting period. If the stock price increases during the vesting period, both the value and number of shares that vest increase. If the stock price declines, both the value and number of units that are eligible to vest will be reduced.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

We believe MSUs provide a strong incentive for our participants to achieve results that increase value for our stockholders. A 10% increase in the stock price is required to earn even a target number of MSUs. A decrease of more than 50% in Market Value of our common stock, as defined below, over the vesting period results in the forfeiture of the MSUs.

MSUs granted in 2016 will be earned on December 31, 2018 according to the schedule below. On the Start Date, as defined below, the Market Value of the MSUs granted in 2016 was $20.37. In general, earning MSUs requires continued employment through the measurement dates. In the case of termination of employment due to death, disability or retirement during the performance period, vesting will be pro-rated based on the number of full months employed during 2016 in accordance with the MSU award agreements at the end of the performance period. The MSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

Performance of Market Value on End Date compared to the Start Date	Percentage of Target Shares Earned on December 31, 2018(1)
More than 50% decrease in Market Value	0%
50% decrease in Market Value	50%
No change in Market Value	92%
10% increase in Market Value	100%
50% or more increase in Market Value	150%
(1)	Straight-line interpolation is used to determine values between performance thresholds.

Market Value of our common stock is determined on the applicable date as set forth below:

	Start Date (Grant on February 10, 2016)	End Date January 2019
Market Value measurement methodology on applicable dates	Average of the closing prices of our common stock over the first 15 trading days in January 2016	Average of the closing prices of our common stock over the first 15 trading days in January 2019

As an example, if an employee is granted 100 target MSUs, and the average of the closing prices of our common stock for the first 15 trading days in January 2016 (the “Start Date”) is $25, with the average of the closing prices of our common stock for the first 15 trading days in January 2019 (the “End Date”) remaining $25 (a scenario where the “Market Value” does not change), then the employee would receive 92% of the target shares, or 92 shares of common stock worth $2,300 on the End Date. If the Start Date price is $25 and the End Date stock price increases to $37.50 (a 50% increase in “Market Value”), then the employee would receive 150% of the target shares, or 150 shares of common stock worth $5,625 on the End Date. However, if the End Price decreases to $12.50 (a 50% decrease in Market Value), then the employee would receive 50 shares of common stock worth $625 on the End Date. An ending stock price below $12.50 would result in no shares vesting.

The MSUs awarded in February 2014 were earned as of December 31, 2016 and resulted in payout percentage of 88%, with the Market Value comparing the closing prices of our common stock for the first 15 trading days in January 2014 (resulting in a beginning Market Value of $30.63) to the average of the closing prices of our common stock during the first 15 trading days in January 2017 (resulting in an ending Market Value of $29.20).

Performance Shares
Performance shares are earned based on a comparison of our total stockholder return over a three-year vesting period to the total stockholder return for the companies in the Index. The actual number of shares of common stock to be issued can range from zero to 200% of the number of performance shares awarded. Adjustments may be made to the Index to reflect changes in the companies included in the Index during the vesting period. We use this Index because it is comprised of companies that participate in similar markets as our operating businesses and, therefore, provides an appropriate benchmark to measure the relative performance of our stock. We also use this Index in the performance graph included in our annual report on Form 10-K.

Vesting will be pro-rated based on the number of full months employed during the performance period in the event of death, disability or retirement, and pro-rated awards will be paid at the end of the three-year performance period. The performance shares will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

Total USG Stockholder Return Relative to Index	Percent of Award Earned(1)
Below 35th percentile	0%
35th percentile	35%
50th percentile	100%
75th percentile	150%
90th percentile or above	200%
(1)	Straight-line interpolation is used to determine values between vesting tiers.

The performance shares granted in February 2014 vested at 0% of target due to our Company’s stockholder return relative to the Index performing at the 20th percentile during the three-year period ending December 31, 2016.

Special Awards
During 2016, the Committee and Board also approved special awards of:

–	15,000 RSUs to Ms. Warner in connection with the compensation package given to her upon her hiring; and
–	40,000 RSUs to Ms. Scanlon in recognition of her substantial increase in responsibilities upon promotion to President and Chief Executive Officer.

Ms. Warner’s RSUs vest on the fourth anniversary of her date of hire. Ms. Scanlon’s RSUs vest one-half on the second anniversary of the grant date and one-half on the fourth anniversary of the grant date. The RSUs may vest earlier in the event of death or disability. The RSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

BENEFITS AND PERQUISITES

Broad-Based Retirement, Health and Welfare Benefits
We provide a comprehensive health and welfare package to all of our full-time employees. Our executive officers are eligible to participate in these plans on the same basis as other eligible employees. The package includes the following benefits:

Medical, Dental and Vision Plans

All participants contribute a portion of the cost of the coverage for the medical, dental and vision plans. We do not provide any supplemental medical coverage or subsidy to any executive officer. Employees hired prior to January 1, 2002 are eligible for retiree medical subsidies.

USG Corporation Investment Plan (401(k) Plan)

This qualified defined contribution plan allows employees to invest up to 75% of salary and annual incentive awards (subject to the maximum level of contribution set by the Internal Revenue Service) in twelve target date funds or ten core investment alternatives. Employees can contribute on a pre-tax basis and/or a Roth after-tax basis. We match employee contributions $0.25 per dollar on the first 6% of employee pay contributed. Effective April 1, 2017, we will match employee contributions $0.40 per dollar on the first 6% of employee pay contributed.

USG Corporation Retirement Plan

For employees hired before January 1, 2011, this qualified defined benefit plan provides a pension benefit based on the participant’s years of credited service in the plan and the participant’s final average pay. The plan requires participants to contribute 2% of pensionable earnings toward benefits. Participants can elect early retirement, with the benefit reduced 5% for each year earlier than age 65 at retirement. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in the benefit or can retire earlier than age 62 with a 3% reduction per year. We amended the plan to replace the final average pay formula with a cash balance formula for employees hired after December 31, 2010. The cash balance pension benefit is based on the participant’s years of credited service in the plan and the participant’s age. Mr. Hilzinger and Ms. Warner participate in the cash balance formula.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

We also provide the following plans for our more highly compensated employees, including our executive officers, that provide benefits to supplement those provided under our Investment Plan and Retirement Plan:

Supplemental Retirement Plan

In 2017, approximately 57 employees, including our executive officers, participate in the USG Corporation Supplemental Retirement Plan. This plan restores the benefits which otherwise would be delivered under the USG Corporation Retirement Plan but for the limits on pensionable compensation set by the Internal Revenue Service. The provisions of this plan mirror those of the Retirement Plan, including benefit formulas, definition of final average pay (without Internal Revenue Service limits) and the requirement for the contribution of 2% of pensionable earnings. Further information regarding our retirement plans and the present value of the qualified and supplemental pension benefits for our named executive officers appears under the heading “2016 Pension Benefits Table” beginning on page 57 of this proxy statement.

Deferred Compensation Plan

In 2017, approximately 41 employees, including one of our named executive officers, participate in the USG Corporation Deferred Compensation Plan. Due to the contribution limits set by the Internal Revenue Service applicable to the USG Corporation Investment Plan, this nonqualified plan is designed to allow highly compensated employees the opportunity to defer compensation (and thus current income tax) generally until after termination of employment with our Company. We do not match deferred amounts. Those amounts are invested as directed by the participant into investment options that are similar to those of the USG Corporation Investment Plan. We are obligated to pay the deferred amounts, plus or minus any accumulated earnings or losses on those amounts, to the participants following the termination of the deferral period. Further information regarding the deferred compensation plan for our named executive officers appears under the heading “2016 Nonqualified Deferred Compensation Table” on page 60 of this proxy statement.

Perquisites and Other Benefits

We make certain perquisites and other benefits available to our executive officers as part of providing them a competitive total compensation package and to facilitate their attention to the demands of our business. Executive officers are offered a company automobile and office parking, partial reimbursement for financial planning services, personal liability insurance and executive death benefit coverage, an annual medical examination, and on a limited basis, membership in luncheon clubs. The value of these benefits is described in more detail in the table titled “Supplemental Table” on page 51 of this proxy statement.

EMPLOYMENT SECURITY AND POTENTIAL POST-EMPLOYMENT PAYMENTS

We provide all of our named executive officers with two employment security arrangements — an employment agreement and a change-in-control severance agreement.

EMPLOYMENT AGREEMENTS

We provide employment agreements to assist in attracting and retaining executives, to protect our assets and intellectual property and to reduce the potential for litigation related to termination of employment. By setting the terms for the involuntary termination of an executive officer in advance of the termination, these agreements facilitate the Board’s and the Chief Executive Officer’s ability to effectuate smooth transitions in the executive team. The employment agreements generally provide named executive officers with two years of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and, except for Mr. Hilzinger’s agreement and any executive officers appointed thereafter, including Ms. Warner, the present value of providing an additional two years of service and two years of age credit under our retirement plans. The agreements provide these benefits only upon an involuntary termination of the named executive officer’s employment without “cause.” These agreements renew for successive one-year terms effective January 1 of each year unless 120 days’ notice of termination is provided before expiration of the current term.

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We believe that the level of benefits provided by our agreements is in line with market practice for those companies that use employment agreements. Consistent with our paying two years’ compensation as severance, the agreements include a requirement that after termination of employment, the executive officer will not compete with us for two years or solicit our employees for three years. Executive officers are required to sign a release waiving potential claims against us before any payments are made.

CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

We provide change-in-control severance agreements to promote neutrality of our named executive officers during potential change in control transactions so they will make the best decision for our stockholders, to retain the executive team, to protect our intellectual property and to reduce the potential for litigation related to termination of employment. The agreements in effect for our named executive officers provide two years (three years for Mr. Cook) of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and the present value of providing an additional three years of service and three years of age credit (for Mr. Cook) or an additional two years of service and two years of age credit (for Ms. Scanlon and Mr. Dannessa) under our retirement plans. Mr. Hilzinger’s and Ms. Warner’s agreements do not provide for any payment for additional service or age credit.

The agreements provide these benefits only in the event that there is both a change in control and an involuntary termination of the named executive officer’s employment by our Company without “cause” or by the executive for “good reason.” The definition of change in control is generally the same as the LTIP plan that was approved by our stockholders in 2016. Good reason includes, among other things, a reduction in salary or a material diminution in duties, responsibilities or total compensation. The agreements, other than Mr. Hilzinger’s and Ms. Warner’s, include an “excise tax gross up” provision. If the total amounts payable to the executive officer would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless the reduction would be more than 10% of the total amounts payable. In that case, the payment will be increased to provide the executive officer a net after tax amount equal to the value of the excise tax imposed. Mr. Hilzinger’s and Ms. Warner’s agreement includes an “alternative cap” provision which provides that if the total amounts payable would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless Mr. Hilzinger or Ms. Warner, as applicable, would receive a better after-tax benefit if the payment were not reduced and he or she paid the resulting excise tax directly.

As with our employment agreements, we believe that the level of benefits provided by our change-in-control severance agreements is also in line with market practice for organizations that use change-in-control agreements. In consideration of our paying severance compensation, these agreements include a requirement that after termination of employment, the named executive officer will not compete with us for one year or solicit our employees for two years (three years for Mr. Cook). Executive officers are required to sign a release waiving potential claims against us before any payments are made under these agreements. Further information regarding the benefits our current named executive officers could receive under these agreements is provided in the tables titled “Potential Payments Upon Termination or Change in Control” beginning on page 60 of this proxy statement.

OTHER COMPENSATION PRACTICES, POLICIES AND INFORMATION

COMMITTEE POSITION ON INCENTIVES AND EXCESSIVE RISK

The Committee believes that the design of our annual compensation programs, which balances salary, short-term incentives and long-term incentives, does not encourage management to take excessive risks to maximize earnings or meet performance objectives in a single year at the expense of our long-term objectives.

The annual incentive program has a mix of financial and operating objectives, a limitation on the amount of payments and a “clawback” feature described on page 49 of this proxy statement. The LTIP uses a variety of equity compensation awards (market share units, performance shares and restricted stock units) that have extended vesting periods and provide different incentives. Awards also include a “clawback” feature and, since 2013, a double-trigger vesting provision. Together with our stock ownership guidelines and a prohibition on hedging and speculative transactions involving our securities, this balanced array of incentives encourages management to achieve both short-term operating and financial and long-term strategic objectives identified by the Committee as being important. The Committee and its consultant annually review a risk assessment of our compensation programs, and they believe that these programs do not create risks that are reasonably likely to have a material adverse effect on us.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

MANAGEMENT’S ROLE IN COMPENSATION

Our Human Resources Department is responsible for the administration of our executive compensation, benefits and related programs. The Executive Vice President and Chief Administrative Officer is accountable for making proposals to the Committee for changes in compensation and benefit programs at the request of either management or the Committee and is the primary management contact for the chair of the Committee.

Our President and Chief Executive Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President, Human Resources usually attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters. Other executive officers and senior managers may attend meetings at the request of either management or the Committee to provide information and answer questions relevant to the Committee’s consideration of matters presented to it.

The Chief Executive Officer recommends to the Committee any changes in compensation for executive officers (other than herself) based on her assessment of each individual’s performance, contribution to our results and potential for future contributions to our success. The Committee meets in executive session without any members of management present to review the performance and compensation of the Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to those proposals.

Once each year management provides the Committee with an overview of all compensation and benefit plans pertaining to executive officers, including the purpose and cost of the programs and the value delivered to the participants by the programs. The Committee uses this information when evaluating subsequent compensation proposals by management and in developing its own proposals for changes to executive officer compensation. The Chief Executive Officer and the Executive Vice President and Chief Administrative Officer also lead an annual review for the Board of our management succession plans. This review provides the Committee and other Board members with information regarding the performance and potential of our management team that can be taken into account when executive compensation decisions are made.

COMPENSATION CONSULTANTS

The Committee has retained Willis Towers Watson as a compensation consultant to provide the Committee with an independent review of our executive compensation program. Willis Towers Watson was selected by the Committee and works under the direction of the chair of the Committee. The Committee has assessed the independence of Willis Towers Watson and did not identify any conflict of interest that would prevent Willis Towers Watson from independently representing the Committee.

Willis Towers Watson’s primary role is to provide an independent analysis of competitive market data and to assist the Committee in evaluating compensation proposals made by management, including recommendations for named executive officer compensation made by our Chief Executive Officer. Willis Towers Watson also assists the Committee in developing the compensation package for our Chief Executive Officer, advises regarding potential program design changes and reviews incentive plan goals and awards earned under such plans. At the direction of the chair of the Committee, Willis Towers Watson may meet with management and/or management’s consultant to review management’s proposals prior to the Committee’s review. A representative of Willis Towers Watson attended all the Committee meetings held in 2016. Willis Towers Watson’s fees for its services provided to the Committee in 2016 were $39,683. Our Company pays Willis Towers Watson’s fees for consulting services provided to the Committee after approval of those fees by the chair of the Committee.

Willis Towers Watson provided services to management during 2016 to advise regarding broad-based benefit plans, to provide retiree benefits services and to provide non-customized surveys regarding compensation of non-officer salaried employees. Its fees for those services were $89,812.

Management also uses consultants to provide analysis and advice with respect to executive compensation programs and practices. Management’s primary advisor for compensation-related matters is Exequity, LLP. Exequity assists management in analyzing competitive market practices and benchmark data and in developing proposals for review by the Committee. It does not provide any services to our Company other than executive compensation consulting. Management also contracts with Aon Hewitt to conduct an annual competitive review of our executive compensation pay practices compared to those of a comparator group of companies. The study assists management in comparing compensation levels for our executive officers to compensation levels of the comparator group. Aon Hewitt does not assist management in formulating proposals for compensation changes for executive officers. Aon Hewitt provides other services to us related to the administration of our retirement, health and welfare benefit plans.

SECURITIES TRADING POLICY

Our Securities Trading Policy provides that our non-employee directors, executive officers and other senior managers are prohibited from engaging in any speculative transactions involving our securities, including (a) buying or selling puts or calls, (b) short sales or (c) margin purchases of our securities. They are also prohibited from purchasing or using financial instruments that are designed to hedge or offset any decrease in the market value of our securities.

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CLAWBACK OF AWARDS

Our LTIP and the agreements evidencing equity awards provide that if the Committee determines that any fraud or intentional misconduct by an executive officer was a significant contributing factor to our Company having to restate all or a portion of its financial statements, the executive officer must return to us any outstanding equity awards or common stock paid out pursuant to the agreement. If the executive officer disposed of any equity award or common stock, he or she must pay to us in cash the value of the equity award or common stock on the date they were paid out. In addition, our annual incentive program for our executive officers allows us to recoup excess incentive compensation paid to an executive officer if our financial statements are restated due to fraud or intentional wrongdoing of the executive officer.

TAX AND ACCOUNTING IMPLICATIONS

Management and the Committee reviewed and considered the deductibility of payments under our executive compensation program under Internal Revenue Code Section 162(m) and the regulations promulgated thereunder, which generally limit deductibility of compensation to $1 million for certain employees. However, the $1 million limit does not apply to performance-based compensation that is paid pursuant to stockholder-approved plans and is approved by directors who qualify as “outside directors” within the meaning of Internal Revenue Code Section 162(m).

The Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the 162(m) deduction limit. However, to maintain flexibility in structuring appropriate compensation programs in the interest of stockholders, the Committee may from time to time approve payments that cannot be deducted. For example, RSU awards made to certain employees may not be deductible for federal income tax purposes, depending on the amount and type of other compensation these employees receive.

Management and the Committee reviewed all executive compensation programs and arrangements under Internal Revenue Code Section 409A related to the deferral of compensation, and the current and future year accounting impact of the LTIP awards when it considered and approved those awards.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Organization Committee is made up of independent directors of our Company who have never served as executive officers or employees of our Company. During 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Organization Committee.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

Our Company’s Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section with our management. Based on that review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation and Organization Committee.

Richard P. Lavin, Chair	Jose Armario

Matthew Carter, Jr.	Steven F. Leer

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

COMPENSATION TABLES

2016 SUMMARY COMPENSATION TABLE

The Summary Compensation Table below reflects total compensation earned by or paid to our principal executive and financial officers and our other most highly compensated executive officers for the last three years.

Information is provided for Ms. Scanlon, Mr. Cook and Ms. Warner only for the year(s) during which he or she was a named executive officer.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jennifer F. Scanlon,	2016	$509,500	$1,944,076	$754,175	$231,023	$30,275	$3,469,049
President and Chief Executive Officer(1)	2015	404,417	1,021,538	233,211	212,942	32,316	1,904,424
Matthew F. Hilzinger,	2016	600,833	1,461,019	831,270	82,054	33,493	3,008,669
Executive Vice President	2015	576,167	1,243,295	528,525	56,092	38,241	2,442,320
and Chief Financial Officer	2014	554,292	1,137,879	320,832	82,372	40,644	2,136,019
Brian J. Cook,	2016	421,167	618,116	506,090	546,864	44,692	2,136,929
Executive Vice President
and Chief Administrative Officer
Dominic A. Dannessa,	2016	442,500	842,904	515,385	582,035	34,427	2,417,251
Executive Vice President,	2015	402,500	1,021,538	248,589	670,702	36,858	2,380,187
Chief Operations and Innovation Officer	2014	383,240	816,957	179,244	1,334,214	50,882	2,764,537
Michelle M. Warner,	2016	450,000	1,069,616	577,080	24,051	45,601	2,166,348
Senior Vice President, General Counsel
and Corporate Secretary
James S. Metcalf,	2016	870,000	6,181,197	—	1,682,860	56,091	8,790,148
Former Chairman, President and Chief Executive Officer(1)	2015	1,011,667	5,180,422	1,487,160	2,050,152	68,318	9,797,719
	2014	964,167	5,251,740	856,704	4,890,717	77,337	12,040,665
(1)	Ms. Scanlon served as Executive Vice President, President, International and President of L&W Supply until November 1, 2016, when she was promoted to President and Chief Executive Officer, following Mr. Metcalf’s retirement on October 31, 2016.
(2)	The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for MSUs and performance shares granted under our LTIP and, for Ms. Scanlon and Ms. Warner in 2016, include the value of special awards of RSUs granted upon her promotion to President and Chief Executive Officer or joining our Company, respectively. However, for purposes of this table, estimates of forfeitures have been removed. A Monte Carlo simulation has been chosen for both the MSU and performance share valuations. The assumptions used in valuing the MSUs and performance shares are described in Note 10 to our consolidated financial statements included in our 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 8, 2017. The grant date fair value for each RSU is equal to the closing market price of our common stock on the date of grant. Expense is recognized over the period from the grant date to the end of the performance or vesting period. Awards under the LTIP are described further under “Long-Term Incentive” in the Compensation Discussion and Analysis beginning on page 43 of this proxy statement.
(3)	The amounts shown in this column include payments under our annual Management Incentive Program, or MIP, for services performed in the year indicated. Mr. Metcalf did not receive an award under the MIP because he retired effective October 31, 2016.
(4)	The amounts in this column reflect the aggregate change in the actuarial present value of accumulated benefits under our defined benefit pension plans from December 31, 2015 through December 31, 2016, the plan measurement dates used for financial statement reporting purposes. The named executive officers had no above-market or preferential earnings on deferred compensation.

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(5)	The amounts in this column reflect all other compensation for 2016 that could not properly be reported in any other column. Details regarding all other compensation components are provided in the supplemental table below. Several of the benefits listed in the table result in imputed income to the named executive officer. In the case of company-provided automobiles, the amounts shown reflect the cost attributed to personal use of the vehicle by the named executive officer, including the cost of lease payments, fuel, insurance, license and title, maintenance and repairs, less any gain we realized upon sale of the vehicle. All other items are valued at actual cost. We also provide additional executive death and disability benefit coverage to our executive officers on a self-insured basis. There is a small incremental cost to us for providing this additional coverage. From time to time, executive officers may use our tickets to sporting venues for personal use. We believe there is no incremental cost associated with our executive officers using our tickets to sporting venues for personal use because the tickets are purchased in advance for the entire season with the intention that they be used for business purposes, they cannot be returned for a refund if they are unused and use for personal purposes occurs only if the tickets have not been reserved for use for a business purpose. No value is attributed in the 2016 Summary Compensation Table to personal benefits for which we incur no incremental cost.

SUPPLEMENTAL TABLE

Item	Jennifer F. Scanlon	Matthew F. Hilzinger	Brian J. Cook	Dominic A. Dannessa	Michelle M. Warner	James S. Metcalf
Financial Planning Services	—	$8,868	$15,298	$7,920	$9,600	$15,519
Personal Liability Insurance	$557	557	557	557	557	557
Executive Death and Disability Coverage	570	464	386	397	397	643
Executive Health Program	4,755	—	—	1,723	4,449	5,219
Luncheon Club	—	—	3,552	2,856	—	6,167
Company Automobile (personal use)	16,218	15,429	16,724	12,799	22,773	19,811
Parking	4,200	4,200	4,200	4,200	3,850	4,200
Investment Plan Matching Contributions	3,975	3,975	3,975	3,975	3,975	3,975
Total	$30,275	$33,493	$44,692	$34,427	$45,601	$56,091

The employment agreements entered into with each of our named executive officers are described under “Employment Agreements” in the Compensation Discussion and Analysis beginning on page 46 of this proxy statement.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

2016 GRANTS OF PLAN-BASED AWARDS TABLE

The 2016 Grants of Plan-Based Awards Table below reflects equity and non-equity incentive plan awards made to each of the named executive officers during 2016. Equity awards include market share units (MSUs), performance shares (PS) and restricted stock units (RSUs).

Name	Award Type	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)(5)			Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Stock Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jennifer F. Scanlon	MSU	02/10/2016	—	—	—	17,476	34,951	52,427	—	$684,690
	PS	02/10/2016	—	—	—	4,448	12,824	25,648	—	270,586
	MIP	—	—	$404,167	$808,334	—	—	—	—	—
	RSU	11/01/2016	—	—	—	—	—	—	40,000	988,800
Matthew F. Hilzinger	MSU	02/10/2016	—	—	—	26,727	53,454	80,181	—	1,047,164
	PS	02/10/2016	—	—	—	6,865	19,614	39,228	—	413,855
	MIP	—	—	453,750	907,500	—	—	—	—	—
Brian J. Cook	MSU	02/10/2016	—	—	—	11,308	22,615	33,923	—	443,028
	PS	02/10/2016	—	—	—	2,904	8,298	16,596	—	175,088
	MIP	—	—	276,250	552,500	—	—	—	—	—
Dominic A. Dannessa	MSU	02/10/2016	—	—	—	15,420	30,839	46,259	—	604,136
	PS	02/10/2016	—	—	—	3,961	11,316	22,632	—	238,768
	MIP	—	—	292,500	585,000	—	—	—	—	—
Michelle M. Warner	MSU	02/10/2016	—	—	—	12,850	25,699	38,549	—	503,443
	PS	02/10/2016	—	—	—	3,301	9,430	18,860	—	198,973
	MIP	—	—	315,000	630,000	—	—	—	—	—
	RSU	01/04/2016	—	—	—	—	—	—	15,000	367,200
James S. Metcalf	MSU	02/10/2016	—	—	—	113,076	226,151	300,000	—	4,430,298
	PS	02/10/2016	—	—	—	29,043	82,981	165,962	—	1,750,899
	MIP	—	—	1,260,000	2,520,000	—	—	—	—	—
(1)	The grant date is the date on which the equity awards were approved by our Board, except for (a) Ms. Scanlon’s special grant of RSUs, which was approved by the Board on October 14, 2016, with a grant date of November 1, 2016, in connection with her promotion to President and Chief Executive Officer, and (b) Ms. Warner’s special grant of RSUs, which was approved by the Board on October 28, 2015, with a grant date of January 4, 2016, upon her hiring by our Company.
(2)	The amounts in the Target column reflect the par amounts payable under the 2016 MIP. The 2016 MIP is described under “Annual Incentive” in the Compensation Discussion and Analysis beginning on page 41 of this proxy statement. There was no threshold-level payout under the 2016 MIP. The maximum payout under the 2016 MIP was 200% of par. Total payments to any one individual under the 2016 MIP may not exceed $4 million. Ms. Scanlon’s annual incentive opportunity under the MIP for 2016 was 70% of base salary for the ten months of the year she served as Executive Vice President, President, International and President of L&W Supply and 100% of base salary for the two months she served as President and Chief Executive Officer. Mr. Metcalf did not receive an award under the MIP for 2016 because he retired effective October 31, 2016.
(3)	MSUs were granted to each named executive officer under our LTIP. The amount of common stock to be issued in respect of the MSUs can range from zero to 150% of target based on the percentage change in the price of our common stock over the applicable vesting period. The MSUs will generally vest on December 31, 2018, with a 10% appreciation in the Market Value (as defined above in the Compensation Discussion and Analysis) of our common stock required for vesting of the target number of shares of common stock. With respect to the MSUs, the amounts in the Threshold column reflect the amount of common stock to be awarded upon a 50% decrease in Market Value, the Target column reflects the amount of common stock to be awarded upon achievement of

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a 10% appreciation in the Market Value, and the amounts in the Maximum column reflect the amount of common stock to be awarded upon a 50% or more increase in Market Value. In the case of termination of employment due to death, disability or retirement during the performance period, vesting will be pro-rated based on the number of full months employed during 2016 in accordance with the MSU award agreements at the end of the performance period. The MSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties. Each MSU earned will be settled in common stock.
(4)	Performance shares were granted to each named executive officer under our LTIP. With respect to the performance shares, the amounts in the Target column reflect the number awarded to the named executive officers on the grant date. The performance shares generally vest after a three-year performance period ending December 31, 2018 based on our total stockholder return relative to the total stockholder return of the companies in the Dow Jones U.S. Construction and Materials Index for the performance period, with adjustments to the Index to reflect changes in the companies included in the Index for the performance period. The number of performance shares earned will vary from zero to 200% of the number of performance shares awarded depending on that relative performance. The amounts in the Threshold column reflect the number of performance shares that will vest if our total stockholder return is at the 35th percentile of the total stockholder return of the Index companies, and the amounts in the Maximum column reflect the number of performance shares that will vest if our total stockholder return is at or above the 90th percentile of the total stockholder return of those companies. Vesting will be pro-rated based on the number of full months employed during the performance period in the case of death, disability or retirement, and pro-rated awards will be paid at the end of the three-year performance period. The performance shares will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties. Each performance share earned will be settled in a share of our common stock.
(5)	In accordance with the USG Corporation Long-Term Incentive Plan, the number of shares issued upon vesting of the 2016 MSUs and performance shares will be reduced, if necessary, to ensure that an award recipient will receive no more than a maximum aggregate payout of 300,000 shares of common stock with respect to those awards.
(6)	The amount in this column reflects the number of RSUs awarded to Ms. Scanlon and Ms. Warner on the applicable grant date. Ms. Scanlon’s RSUs will vest 50% on November 1, 2018 and 50% on November 1, 2020, and Ms. Warner’s RSUs will vest on January 4, 2020. The RSUs may vest earlier in the event of death or disability. The RSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.
(7)	The amounts in this column reflect the aggregate grant date fair value of the equity awards granted computed in accordance with FASB ASC Topic 718, and exclude the effect of estimated forfeitures. The assumptions used in valuing the MSUs and performance shares are described in Note 10 to our consolidated financial statements included in our 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 8, 2017. The RSU awards portion is calculated using the closing stock price on the date of grant multiplied by the number of shares underlying the units. We did not grant any stock options in 2016.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The 2016 Outstanding Equity Awards At Fiscal Year-End Table below reflects options and other equity awards held by each of the named executive officers at December 31, 2016. Other equity awards include market share units (MSUs), performance shares (PS) and restricted stock units (RSUs).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Jennifer F. Scanlon	2,330	—	—	$49.61	3/23/2017
	6,045	—	—	34.67	2/13/2018
	11,786	—	—	6.86	2/11/2019
	9,715	—	—	11.98	2/10/2020
	12,215	—	—	18.99	2/09/2021
	19,504	—	—	14.76	2/08/2022
						RSU 2013
						Special	2,500	$72,200	—	—
						MSU 2015	—	—	16,746	$483,624
						PS 2015	—	—	2,535	73,211
						RSU 2015
						Special	10,000	288,800	—	—
						MSU 2016	—	—	52,427	1,514,092
						PS 2016	—	—	19,236	555,536
						RSU 2016
						Special	40,000	1,155,200	—	—
Matthew F. Hilzinger	102,816	—	—	16.80	4/16/2022
						MSU 2015	—	—	28,708	829,087
						PS 2015	—	—	4,346	125,512
						MSU 2016	—	—	80,181	2,315,627
						PS 2016	—	—	29,421	849,678

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Brian J. Cook	9,700	—	—	49.61	3/23/2017
	16,620	—	—	34.67	2/13/2018
	24,288	—	—	11.98	2/10/2020
	17,559	—	—	18.99	2/09/2021
	19,504	—	—	14.76	2/08/2022
						MSU 2015	—	—	11,962	345,463
						PS 2015	—	—	1,811	52,302
						RSU 2015
						Special	10,000	288,800	—	—
						MSU 2016	—	—	33,923	979,696
						PS 2016	—	—	12,447	359,469
Dominic A. Dannessa	5,820	—	—	49.61	3/23/2017
	12,085	—	—	34.67	2/13/2018
	28,571	—	—	6.86	2/11/2019
	19,430	—	—	11.98	2/10/2020
	12,215	—	—	18.99	2/09/2021
	19,504	—	—	14.76	2/08/2022
						MSU 2015	—	—	16,746	483,624
						PS 2015	—	—	2,535	73,211
						RSU 2015
						Special	10,000	288,800	—	—
						MSU 2016	—	—	46,259	1,335,960
						PS 2016	—	—	16,974	490,209
Michelle M. Warner						RSU 2016
						Special	15,000	433,200	—	—
						MSU 2016	—	—	38,549	1,113,295
						PS 2016	—	—	14,145	408,508

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
James S. Metcalf	14,553	—	—	49.61	3/23/2017
	25,680	—	—	34.67	2/13/2018
	29,956	—	—	6.86	2/11/2019
	44,386	—	—	11.98	2/10/2020
	38,630		—	18.99	2/09/2021
	86,014	—	—	14.76	10/31/2021
						MSU 2015	—	—	119,617	3,454,539
						PS 2015	—	—	11,382	328,712
						MSU 2016	—	—	282,689	8,164,058
						PS 2016	—	—	35,564	1,027,088
(1)	Options with an expiration date in 2017 became 25% vested on March 23rd of each year from 2008 through 2011. Options with an expiration date in 2018 became 25% vested on February 13th of each year from 2009 through 2012. Options with an expiration date in 2019 became 25% vested on February 11th of each year from 2010 through 2013. Options with an expiration date in 2020 became 25% vested on February 10th of each year from 2011 through 2014. Options with an expiration date in 2021 became 25% vested on February 9th of each year from 2012 through 2015. Options with an expiration date of 2022 became 25% vested on February 8th of each year from 2013 through 2016, except for Mr. Hilzinger’s options with an expiration date of 2022, which vested 25% on April 16th of each year from 2013 through 2016. Mr. Metcalf has five years from the date of his retirement to exercise vested options (but no later than the expiration date).
(2)	The RSUs awarded in 2013 to Ms. Scanlon vested 50% on October 1, 2015 and the remaining 50% will vest on October 1, 2017. The RSUs awarded in 2015 to Ms. Scanlon and Mr. Dannessa will vest 50% on September 1, 2017 and 50% on September 1, 2019. The RSUs awarded in 2015 to Mr. Cook will vest on the earlier of (a) 50% on September 1, 2017 and 50% on September 1, 2019 or (b) retirement. The RSUs awarded in 2016 to Ms. Scanlon will vest 50% on November 1, 2018 and 50% on November 1, 2020. The RSUs awarded in 2016 to Ms. Warner will vest on January 4, 2020.
(3)	The amounts in this column represent the number of RSUs indicated in the Number of Shares or Units of Stock That Have Not Vested column multiplied by the closing price of our common stock on December 30, 2016, the last trading day of the year.
(4)	With respect to the MSUs awarded in 2015 and 2016, the number of MSUs reflected in this column is the number of shares that would be earned if the target and maximum level of performance, respectively, is achieved, as performance with respect to those shares is tracking between the threshold and target levels for 2015 and between the target and maximum levels for 2016. The MSUs awarded in 2015 and 2016 will generally vest on December 31, 2017 and December 31, 2018, respectively, with a 10% appreciation in the Market Value of our common stock required for vesting of the target number of shares. The amount of MSUs ultimately awarded may range from zero to 150% of the target. With respect to the performance shares awarded in 2015 and 2016, the number of performance shares reflected in this column is the number of shares that would be earned if the threshold level of performance (35% of target) and intermediate level of performance (150% of target) is achieved, respectively, as performance with respect to those shares is tracking below the threshold level for 2015 and between the target and intermediate levels for 2016. To the extent earned, the performance shares awarded in 2015 and 2016 will vest on December 31, 2017 and December 31, 2018, respectively. Mr. Metcalf’s market share units are prorated based on the number of full months employed during the grant year and paid at the end of the three-year period and his performance shares are prorated based on the number of full months employed during the performance period and paid at the end of the three-year period. In accordance with the USG Corporation Long-Term Incentive Plan, the number of shares issued upon vesting of the 2016 MSUs and performance shares will be reduced, if necessary, to ensure that an award recipient will receive no more than a maximum aggregate payout of 300,000 shares of common stock with respect to those awards.
(5)	The amounts in this column represent the number of MSUs or performance shares indicated in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested column multiplied by the closing price of our common stock on December 30, 2016, the last trading day of the year.

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2016 OPTION EXERCISES AND STOCK VESTED TABLE

The 2016 Option Exercises and Stock Vested Table below reflects stock options exercised by our named executive officers during 2016 and RSU and MSU awards held by our named executive officers that vested during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jennifer F. Scanlon	—	—	7,594	$146,008
Matthew F. Hilzinger	—	—	25,258	623,520
Brian J. Cook	—	—	7,594	146,008
Dominic A. Dannessa	—	—	8,445	162,194
Michelle M. Warner	—	—	—	—
James S. Metcalf	20,044	$383,642	56,359	1,083,247
(1)	The amount in this column represents the difference between the aggregate market value of the shares of our common stock subject to the option on the exercise date and the aggregate exercise price of the option.
(2)	The amounts in this column represent the aggregate market value of the shares of our common stock acquired on the dates the RSUs and MSUs vested.

2016 PENSION BENEFITS TABLE

The 2016 Pension Benefits Table below reflects the actuarial present value of the accumulated benefit of each of the named executive officers under our Retirement Plan and Supplemental Retirement Plan, or Plans, calculated using (i) the same discount rates we use for calculations for financial reporting purposes (as of the December 31 measurement date) and (ii) the Plans’ normal retirement age or, if earlier, the individual’s unreduced benefit age under the Plans.

The discount rates by Plan at each measurement date are as follows:

–	December 31, 2016 measurement date: 4.11% for the Retirement Plan and 3.62% for the Supplemental Retirement Plan; and
–	December 31, 2015 measurement date: 4.52% for the Retirement Plan and 3.60% for the Supplemental Retirement Plan.

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Benefits payable under the Plans’ final average pay formula are based on an employee’s years of service and compensation during specified years of employment. Effective December 31, 2010, we amended our Plans to replace the final average pay formula with a cash balance formula for employees hired after that date. Benefits payable under the Plans’ cash balance formula are pay credits based on an employee’s compensation, sum of age and years of benefit service and interest.

Participants with a final average pay formula benefit can elect early retirement, with their benefit reduced 5% for each year earlier than age 65 at retirement, or 3% per year from age 62 if the participant has a combined age and benefit service of 90 but has not reached age 62. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in benefit. Based on projected years of credited service, the unreduced benefit age is 62 for each of the named executive officers, except for Mr. Hilzinger and Ms. Warner for whom the unreduced benefit age does not apply because they are participants with a cash balance formula. Messrs. Cook and Dannessa are currently eligible for early retirement under the Plans.

The present values shown in the table reflect postretirement mortality based on the 417e2016 mortality table but do not include a factor for pre-retirement termination, mortality or disability. The Internal Revenue Service requires use of the 417e2016 projected mortality table to determine life expectancies used in the calculation of the lump sum pension benefits payable under the Plans.

Benefits are assumed to be made payable in a lump sum at the assumed retirement age. The Internal Revenue Service mandates the use of specified lump sum yield curve interest rates based on the return of investment grade corporate bonds over varying durations in calculating lump sum payments. The mandated lump sum yield curve interest rates are 1.73% for less than five years, 3.74% for five to 20 years and 4.65% for more than 20 years.

The final average pay formula under our Plans provides an annual pension benefit equal to the greater of 1% of “final average earnings,” multiplied by the number of years of benefit service, or 1.6% of final average earnings multiplied by years of benefit service less 50% of the social security benefit at age 65. “Final average earnings” are average pensionable compensation (generally salary and annual incentive) for the 36 consecutive months of the last 180 months of service for which pensionable compensation is the highest.

The cash balance formula under our Plans provides a lump sum pension benefit equal to an employee’s accumulated cash balance account. Pay credits from 3% to 10% of pensionable earnings each month are allocated to the cash balance account. The pay credit percentage is determined according to the employee’s age and years of benefit service as of the last day of the month as shown in the table below. Mr. Hilzinger and Ms. Warner are the only named executive officers with a cash balance formula.

Sum of Age and Years of Benefit Service	Pay Credit Percentage
Under 30	3%
30 to 39	4%
40 to 49	5%
50 to 59	6%
60 – 69	7%
70 – 79	8%
80 – 89	9%
90 and over	10%

All participants in the Plans contribute 2% of their pensionable compensation to the Plans to fund a portion of their benefit.

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Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
Jennifer F. Scanlon	USG Corporation
	Retirement Plan	14.0	$410,392	—
	USG Corporation Supplemental Retirement Plan	14.0	753,736	—
	Total		$1,164,128	—
Matthew F. Hilzinger	USG Corporation
	Retirement Plan	4.6	$78,915	—
	USG Corporation Supplemental Retirement Plan	4.6	210,559	—
	Total		$289,474	—
Brian J. Cook	USG Corporation
	Retirement Plan	35.4	$1,724,063	—
	USG Corporation Supplemental Retirement Plan	35.4	3,355,471	—
	Total		$5,079,534	—
Dominic A. Dannessa	USG Corporation
	Retirement Plan	38.6	$2,043,569	—
	USG Corporation Supplemental Retirement Plan	38.6	3,376,821	—
	Total		$5,420,390	—
Michelle M. Warner	USG Corporation
	Retirement Plan	0.11	$12,258	—
	USG Corporation Supplemental Retirement Plan	0.11	11,793	—
	Total		$24,051	—
James S. Metcalf	USG Corporation
	Retirement Plan	35.11	$1,722,153	$2,018,683
	USG Corporation Supplemental Retirement Plan	35.11	14,943,439	2,357,276
	Total		$16,665,592	$4,375,959
(1)	Represents the number of years and months of service credited to the named executive officer under the Plans, computed as of December 31, 2016, the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2016.
(2)	Computed as of December 31, 2016, the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2016. No adjustments have been made to reflect reductions required under any qualified domestic relations order.
(3)	Mr. Metcalf retired effective October 31, 2016. Upon retirement he received a distribution of his accrued benefit under the USG Corporation Retirement Plan and a partial distribution of his accrued benefit under the USG Corporation Supplemental Retirement Plan. In accordance with the requirements of Section 409A of the Internal Revenue Code, he will receive the remaining balance of his accrued benefit under the USG Corporation Supplemental Retirement Plan in 2017.

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2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

The USG Corporation Deferred Compensation Plan is a nonqualified plan that allows eligible employees to defer a portion of their base salary and annual incentive compensation and is intended to be a “top-hat” plan described in Section 201(2) of ERISA. A “top-hat” plan, as described in Sections 201, 301 and 401 of ERISA, is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The plan is exempt from the participation, vesting, funding and fiduciary requirements of ERISA and is subject to simplified reporting and disclosure requirements of ERISA. Amounts deferred under the plan are subject to the requirements of Section 409A of the Internal Revenue Code and the plan will be administered consistent with Section 409A. In general, Section 409A imposes requirements as to the timing of elections relating to deferral and payment of compensation deferred by participants under plans such as our deferred compensation plan.

Under the deferred compensation plan, eligible employees may defer up to 50% of their base salary and 75% of their incentive award under our annual incentive program, generally until termination of their employment. The employee is able to allocate deferred amounts into investment options which are similar to the funds offered to participants in our Investment Plan. The employee may change that allocation on a daily basis, subject to individual fund manager restrictions.

We do not match amounts deferred under this plan, and those amounts are not considered pensionable earnings for the computation of benefits under our Retirement Plan. Deferrals are considered pensionable earnings for the computation of benefits under our Supplemental Retirement Plan. The deferred amounts, plus or minus any accumulated earnings or losses on those amounts, are payable to the participants following the termination of the deferral period.

Mr. Dannessa was the only named executive officer to participate in the nonqualified deferred compensation plan during 2016. The following table sets forth information regarding his participation for 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Dominic A. Dannessa	—	—	$5,301	(1)	—	$273,303
(1)	This amount is not reported in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation which is vested and also which would be paid to each of our named executive officers, other than Mr. Metcalf, assuming the various termination events occurred on December 31, 2016. The first column details benefits and other payments which are already vested and therefore payable in the event the named executive officer leaves for any reason, including voluntary resignation or discharge for cause. The subsequent columns show the total amount the executive would receive in each instance, including the vested benefits shown in the first column. The amounts included in the tables are estimates of the present value of the amounts that would be payable to the executive officer upon various types of termination of employment. The actual amounts to be paid upon a termination cannot be determined until the event occurs.

VESTED BENEFITS

Each of the following vested benefits would be due the named executive officers upon any termination of employment as of the end of 2016 and are included in the tables below:

–	2016 MIP awards;
–	already-vested stock options and stock options that would vest upon a retirement;
–	RSUs that would vest upon a retirement;
–	performance shares earned as of the end of 2016;
–	MSUs earned as of the end of 2016;
–	balances under the Investment Plan and USG Corporation Deferred Compensation Plan;
–	pension benefits under the USG Corporation Retirement Plan and USG Corporation Supplemental Retirement Plan;
–	retiree medical benefits; and
–	death benefits under our Executive Death Benefit Plan.

Mr. Metcalf served as Chairman, President and Chief Executive Officer until his retirement effective October 31, 2016. Upon retirement, Mr. Metcalf was eligible to receive his accrued vested benefits under the USG Corporation Retirement Plan, USG Corporation Supplemental Retirement Plan and Investment Plan. As shown in the “2016 Pension Benefits Table” above, Mr. Metcalf received a distribution of his accrued benefit under the USG Corporation Retirement Plan and a partial distribution of his accrued benefit

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under the USG Corporation Supplemental Retirement Plan in 2016. In accordance with the requirements of Section 409A of the Internal Revenue Code, he will receive the remaining balance of his accrued benefit under the USG Corporation Supplemental Retirement Plan in 2017. The vesting of Mr. Metcalf’s market share units are prorated based on the number of full months employed during the grant year (prorated target amounts consist of 119,617 granted in 2015 and 188,459 granted in 2016) and paid at the end of the three-year performance period and his performance shares are prorated based on the number of full months employed during the performance period (prorated target amounts consist of 32,521 granted in 2015 and 23,709 granted in 2016) and paid at the end of the three-year performance period. Mr. Metcalf has five years from the date of his retirement to exercise vested options (but no later than the expiration date).

SEVERANCE PROTECTIONS

We provide employment agreements and change-incontrol severance agreements to our named executive officers. In the event of a termination of employment by us without “cause,” the employment agreements generally provide for a lump sum severance payment equal to the sum of (a) two times base salary plus current year target annual incentive, (b) the cost of continued participation in benefit plans for 18 months and (c) except for Mr. Hilzinger’s and Ms. Warner’s agreements, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years of age and credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. The benefits under the employment agreements are subject to the named executive officers signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for two years nor solicit our employees for three years. For purposes of the employment agreements, “cause” generally includes the executive’s (i) commission of a felony or fraud, (ii) engaging in conduct that brings us into substantial public disgrace, (iii) commission of gross negligence or gross misconduct with respect to our Company, (iv) failure to follow the directives of the Board or Chief Executive Officer, (v) breach of any employment policy or (vi) breach of the employment agreement.

In the event of a termination of employment by us without “cause” or by the named executive officer for “Good Reason” during the two years following a change in control, the change-in-control agreements provide for a lump sum severance payment equal to the sum of (a) two times (three times for Mr. Cook) the sum of the executive officer’s base salary plus the greater of the executive officer’s target annual incentive for the year in which the termination of employment occurs or the year in which the change in control occurs, (b) an amount equal to the greater of the executive officer’s pro rata target annual incentive award for the year in which the termination of employment occurs or the year in which the change in control occurs, (c) the value of the executive officer’s continued participation in our welfare benefit plans for 24 months (36 months for Mr. Cook) and (d) except for Mr. Hilzinger and Ms. Warner, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years (three years for Mr. Cook) of age and credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. In the event that any payments become subject to the excise tax imposed under Internal Revenue Code Section 4999, the executive’s (other than Mr. Hilzinger’s and Ms. Warner’s) benefits will be cut back to the maximum amount payable without triggering such excise tax. However, in the event that such cut back equals 10% or more of the benefits provided the executive, we will provide a gross-up payment to the executive to cover all excise taxes and income and employment taxes triggered by such gross-up payment to put the executive in the same position as if no tax was imposed under Internal Revenue Code Section 4999. Mr. Hilzinger’s and Ms. Warner’s agreements include an “alternative cap” provision which provides that if the total amounts payable would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless such named executive officer would receive a better after-tax benefit if the payment were not reduced and he or she paid the resulting excise tax directly. The benefits under the change-in-control agreements are subject to the named executive officer signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for one year nor solicit our employees for two years (three years for Mr. Cook). For purposes of the change-in-control agreements, key terms are generally defined as follows:

–	“Change in Control” generally includes (i) the acquisition of 20% of the voting power of our common stock, (ii) a change in a majority of the members of our Board, (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets or (iv) stockholder approval of a complete liquidation of our Company;
–	“Cause” generally includes the executive’s (i) conviction of a crime in connection with the executive’s duties with our Company, (ii) intentionally damaging our property or (iii) intentionally disclosing our confidential information; and
–	“Good Reason” generally includes (i) a material diminution in the executive’s duties and responsibilities, (ii) a reduction in the executive’s base salary, target incentive opportunities or benefits or (iii) a required relocation.

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OTHER BENEFIT PROTECTIONS

In addition to the vested benefits and severance protections discussed above, the named executive officers have other benefit protections that would be invoked upon certain termination events. As is the case for stock options, RSUs and performance shares granted to all employees prior to 2013, these awards vest upon a change in control or upon a termination of employment due to death or disability. Effective with the 2013 grants of MSUs, performance shares and RSUs, our equity award agreements now provide for vesting upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties, commonly referred to as double-trigger vesting. Finally, the named executive officers participate in our Executive Death Benefit Plan which provides for death benefits, net of taxes, equal to three times the executive officer’s base salary in the event of termination due to death. Following retirement, the named executive officers are entitled to ongoing death benefits equal to one times base salary.

JENNIFER F. SCANLON

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$2,508,334	—	$2,508,334
Annual Bonus Payable for Fiscal 2016	$754,175	$754,175	$754,175	754,175	$754,175	754,175
Stock Options	819,914	819,914	819,914	819,914	819,914	819,914
RSUs	—	1,516,200	1,516,200		—	1,516,200
Performance Shares Payable for Fiscal 2016	—	—	—	—	—	—
Performance Shares granted 2015 and after
(double trigger)	—	—	—	—	—	641,302
MSUs Earned December 31, 2016	295,214	295,214	295,214	295,214	295,214	295,214
MSUs (other)	—	—	—	—	—	1,997,702
Corporate Investment Plan	468,487	468,487	468,487	468,487	468,487	486,487
Pension Benefit	1,594,442	1,249,462	1,594,442	1,822,220	1,594,442	1,936,108
Retiree Medical Benefits	—	—		—	—	—
Welfare Benefit Continuation	—	—	—	66,824	—	85,327
Death Benefits	—	2,550,000	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—	2,789,677
Total	$3,932,232	$7,653,452	$5,448,432	$6,735,168	$3,932,232	$13,812,440

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MATTHEW F. HILZINGER

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$2,117,500	—	$2,117,500
Annual Bonus Payable for Fiscal 2016	$831,270	$831,270	$831,270	831,270	$831,270	831,270
Stock Options	1,242,017	1,242,017	1,242,017	1,242,017	1,242,017	1,242,017
RSUs	—	—	—	—	—	—
Performance Shares Payable for Fiscal 2016	—	—	—	—	—	—
Performance Shares granted 2015 and after
(double trigger)	—	—	—	—	—	996,113
MSUs Earned December 31, 2016	479,722	479,722	479,722	479,722	479,722	479,722
MSUs (other)	—	—	—	—	—	3,144,714
Corporate Investment Plan	153,167	153,167	153,167	153,167	153,167	153,167
Pension Benefit	281,923	281,923	281,923	281,923	281,923	281,923
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	73,457	—	91,674
Death Benefits	—	1,815,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—
Total	$2,988,099	$4,803,099	$2,988,099	$5,179,056	$2,988,099	$9,338,100

BRIAN J. COOK

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,402,500	—	$2,103,750
Annual Bonus Payable for Fiscal 2016	$506,090	$506,090	$506,090	506,090	$506,090	506,090
Stock Options	859,522	859,522	859,522	859,522	859,522	859,522
RSUs	—	288,800	288,800	—	—	288,800
Performance Shares Payable for Fiscal 2016	—	—	—	—	—	—
Performance Shares granted 2015 and after
(double trigger)	—	—	—	—	—	537,279
MSUs Earned December 31, 2016	246,011	246,011	246,011	246,011	246,011	246,011
MSUs (other)	—	—	—	—	—	1,325,144
Corporate Investment Plan	862,493	862,493	862,493	862,493	862,493	862,493
Pension Benefit	5,814,622	3,502,965	5,814,622	6,547,729	5,814,622	6,913,228
Retiree Medical Benefits	48,918	48,918	48,918	48,918	48,918	71,662
Welfare Benefit Continuation	—	—	—	66,182	—	121,051
Death Benefits	153,383	1,275,000	153,383	153,383	153,383	153,383
Excise Tax Gross-Up	—	—	—	—	—	2,193,696
Total	$8,491,039	$7,589,799	$8,779,839	$10,692,828	$8,491,039	$16,182,109

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DOMINIC A. DANNESSA

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,485,000	—	$1,485,000
Annual Bonus Payable for Fiscal 2016	$515,385	$515,385	$515,385	515,385	$515,385	515,385
Stock Options	1,353,703	1,353,703	1,353,703	1,353,703	1,353,703	1,353,703
RSUs	—	288,800	288,800	—	—	288,800
Performance Shares Payable for Fiscal 2016	—	—	—	—	—	—
Performance Shares granted 2015 and after
(double trigger)	—	—	—	—	—	673,437
MSUs Earned December 31, 2016	344,416	344,416	344,416	344,416	344,416	344,416
MSUs (other)	—	—	—	—	—	1,819,570
Corporate Investment Plan	1,364,272	1,364,272	1,364,272	1,364,272	1,364,272	1,364,272
Pension Benefit	5,851,792	3,354,133	5,851,792	6,395,618	5,851,792	6,553,534
Retiree Medical Benefits	37,037	37,037	37,037	37,037	37,037	59,781
Welfare Benefit Continuation	—	—	—	103,592	—	131,854
Death Benefits	171,765	1,350,000	171,765	171,765	171,765	171,765
Excise Tax Gross-Up	—	—	—	—	—	2,161,887
Total	$9,638,370	$8,607,746	$9,927,170	$11,770,788	$9,638,370	$16,923,404

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MICHELLE M. WARNER

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,530,000	—	$1,530,000
Annual Bonus Payable for Fiscal 2016	$577,080	$577,080	$577,080	577,080	$577,080	577,080
Stock Options	—	—	—		—	—
RSUs	—	433,200	433,200	—	—	433,200
Performance Shares Payable for Fiscal 2016	—	—	—	—	—	—
Performance Shares granted 2015 and after
(double trigger)	—	—	—	—	—	52,299
MSUs Earned December 31, 2016	—	—	—	—	—	—
MSUs (other)	—	—	—	—	—	1,113,281
Corporate Investment Plan	26,558	26,558	26,558	26,558	26,558	26,558
Pension Benefit	8,156	8,156	8,156	8,156	8,156	8,156
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	49,321	—	61,586
Death Benefits	—	1,350,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—
Total	$611,794	$2,394,994	$1,044,994	$2,191,115	$611,794	$3,802,160

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PROPOSAL 5	Say-on-Frequency: Advisory vote regarding frequency of future advisory votes on the compensation of our named executive officers
The Board recommends a vote to conduct future advisory votes on the compensation of our named executive officers EVERY YEAR.

In addition to providing stockholders with the opportunity to cast an advisory “say-on-pay” vote on the compensation of our named executive officers, we are also asking stockholders to approve an advisory vote as to the frequency with which stockholders will have an opportunity to provide future advisory approval of our executive compensation program. This advisory vote is commonly referred to as a “say-on-frequency” vote. Under this proposal, our stockholders may indicate whether they would prefer to have an advisory vote on executive compensation every year, every two years, or every three years, or may abstain from voting on this proposal.

Even though our executive compensation program is designed to support long-term value creation and does not change significantly from year to year, our Compensation and Organization Committee reviews the program every year. An annual stockholder vote will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to more meaningful and timely communication between our Company and our stockholders on the compensation of our named executive officers. We therefore recommend that our stockholders select a frequency of one year, or an annual vote.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Although this advisory vote on the frequency of future advisory votes on the compensation of our named executive officers is non-binding, the Board and the Compensation and Organization Committee will carefully review and consider the voting results and take them into consideration in making a determination concerning the frequency of future advisory votes on the compensation of our named executive officers.

The Board recommends a vote to conduct future advisory votes on the compensation of our named executive officers EVERY YEAR.

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SECURITIES OWNERSHIP

STOCK OWNERSHIP GUIDELINES

Our Board adopted stock ownership guidelines to better align the interests of our non-employee directors, executive officers and other senior managers with the interests of our stockholders. The guidelines were set at the levels described below to ensure our Board and management own meaningful levels of stock, taking into account competitive market practice. We expect all participants to reach at least the minimum level of ownership for their position level within five years after their appointment to that position. All of our non-employee directors and named executive officers meet or exceed their stock ownership guidelines or are expected to meet the guidelines within the allowed timeframe.

EXECUTIVE OFFICERS AND OTHER SENIOR MANAGERS

Our executive officers and other senior managers are expected to own at a minimum a number of shares of our common stock having a value equal to the lesser of (a) their salary multiple set forth below or (b) the fixed number of shares set forth below:

Participant	Minimum No. of Shares	Multiple of Base Salary
President and Chief Executive Officer	100,000	5X
Executive Vice President	35,000	4X
Senior Vice President	15,000	3X
Vice President	10,000	2X
Director/Subsidiary VP	3,500	1X

Shares owned, shares held in the Investment Plan, unvested RSUs and performance shares and MSUs that have vested count towards satisfaction of the guidelines. If a participant fails to meet or show sustained progress toward meeting these ownership requirements, we may reduce future long-term incentive program awards to that participant.

DIRECTORS

Our non-employee directors are expected to own at minimum a number of shares of our common stock and deferred stock units having a value equal to the lesser of (a) three times the sum of the annual cash retainer (currently $80,000) and the annual grant (currently $120,000) or (b) an aggregate of 15,000 shares and deferred stock units.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of the record date regarding beneficial ownership of our common stock by each director and each executive officer named in the Summary Compensation Table and all directors and executive officers as a group, including any shares held by executive officers through the Investment Plan.

Name	Common Shares Beneficially Owned, Excluding Shares Subject to Options and Restricted Stock Units(a)	Shares Subject to Vested Options and Options and Restricted Stock Units that Vest Within 60 Days	Deferred Stock Units(b)	Total Beneficial Stock and Stock Unit Holdings(c)
Jose Armario(d)	3,432	—	78,291	81,723
Thomas A. Burke	710	—	13,323	14,033
Matthew Carter Jr.	—	—	16,888	16,888
Brian J. Cook	99,266	63,383	—	162,649
Dominic A. Dannessa	56,178	97,625	—	153,803
Gretchen R. Haggerty	38,611	—	—	38,611
William H. Hernandez	17,905	—	23,948	41,853
Matthew F. Hilzinger(e)	35,580	34,300	—	69,880
Brian A. Kenney	33,557	—	—	33,557
Richard P. Lavin	33,555	—	—	33,555
Steven F. Leer	5,818	—	87,596	93,414
James S. Metcalf	183,618	239,219	—	422,837
Jennifer F. Scanlon	30,297	61,595	—	91,892
Michelle M. Warner	—	—	—	—
All current directors and executive officers as a
group (19 persons)	429,770	329,431	220,046	979,247
(a)	Unless otherwise noted, each individual or member of the group has sole voting power and investment power with respect to the shares shown in this column.
(b)	Indicates the non-voting deferred stock units credited to the account of the individual director or members of the group under current and past director compensation programs. The units increase and decrease in value in direct proportion to the market value of our common stock and are paid in cash or stock following termination of Board service.
(c)	As of the record date no director or executive officer beneficially owned 1% or more of our Company’s outstanding common stock. The current directors and executive officers of our Company as a group beneficially owned approximately 0.67% of the common stock outstanding on the record date.
(d)	Includes 2,619 shares held by trusts for the benefit of Mr. Armario’s children.
(e)	Includes 35,580 shares held by the M&S Hilzinger Family, LP, over which Mr. Hilzinger and his wife share voting and investment power.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of our common stock by all persons known by us to be the beneficial owner of more than 5% of our common stock on the record date. This information is based upon statements on Schedule 13D or 13G or Form 3 or 4 filed by those persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Berkshire Hathaway Inc.(a) 1440 Kiewit Plaza Omaha, Nebraska 68131	43,387,980	29.67%
C & G Verwaltungs GmbH(b) Am Bahnhof 7 97346 Iphofen Federal Republic of Germany	14,757,258	10.09%
(a)	The number of shares shown as beneficially owned includes (a) 17,072,192 shares held by National Indemnity Company, a Nebraska insurance corporation (“NICO”), which is an indirect subsidiary of Berkshire Hathaway, Inc., a Delaware corporation (“Berkshire Hathaway”), (b) 14,035,088 shares (the “BH Nebraska Shares”) held by Berkshire Hathaway Life Insurance Company of Nebraska, a Nebraska corporation (“BH Nebraska”), (c) 7,894,736 shares (the “BH Assurance Shares,” and together with the BH Nebraska Shares, the “Nebraska/Assurance Shares”) held by Berkshire Hathaway Assurance Corporation, a New York corporation (“BH Assurance”), and (d) 4,385,964 shares (the “General Re Life Shares”) held by General Re Life Corporation, a Connecticut corporation (“General Re Life”). Mr. Buffett may be deemed to control Berkshire Hathaway, which controls BH Nebraska, BH Assurance and General Re Life. Thus, both Mr. Buffett and Berkshire Hathaway may be considered to have beneficial ownership of the Nebraska/Assurance Shares and the General Re Life Shares. NICO, a direct subsidiary of Berkshire Hathaway and the direct parent company of BH Nebraska and BH Assurance, also may be considered to have beneficial ownership of the Nebraska/Assurance Shares. General Reinsurance Corporation, a Delaware corporation (“General Reinsurance”), an indirect subsidiary of Berkshire Hathaway and the direct parent company of General Re Life, also may be considered to have beneficial ownership of the General Re Life Shares. General Re Corporation, a Delaware corporation (“General Re”), a direct subsidiary of Berkshire Hathaway and the direct parent company of General Reinsurance, also may be considered to have beneficial ownership of the General Re Life Shares. BH Nebraska has voting and investment power with respect to the BH Nebraska Shares. BH Assurance has voting and investment power with respect to the BH Assurance Shares. However, Mr. Buffett, Chairman of the Board of Directors of Berkshire Hathaway, who may be deemed to control BH Nebraska and BH Assurance, directs the investment of BH Nebraska and BH Assurance. Thus, Mr. Buffett, Berkshire Hathaway, and NICO share voting and investment power with respect to the Nebraska/Assurance Shares. General Re Life has voting and investment power with respect to General Re Life Shares. However, Mr. Buffett, Chairman of the Board of Directors of Berkshire Hathaway, who may be deemed to control General Re Life, directs the investment of General Re Life. Thus, Mr. Buffett, Berkshire Hathaway, General Reinsurance and General Re share voting and investment power with respect to the General Re Life Shares.
(b)	C & G Verwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“C&G”), is an indirect subsidiary of Gebr. Knauf Verwaltungsgesellschaft KG, a limited partnership organized under the laws of the Federal Republic of Germany (“Gebr. Knauf”) controlled by members of the Knauf family. Hans Peter Ingenillem and Martin Stürmer are the general managers of C&G, and Mr. Ingenillem and Manfred Grundke are the general partners of Gebr. Knauf. C&G and Gebr. Knauf both report that they have sole voting and dispositive power with respect to all of the reported shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers, directors and greater than 10% owners file reports of beneficial ownership and changes in beneficial ownership of our common stock with the Securities and Exchange Commission. Based on a review of ownership reports filed with the Securities and Exchange Commission during 2016, or written representations that all such reports were timely filed, we believe that all filing requirements under Section 16(a) were met by our directors and executive officers during that year.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

OTHER INFORMATION

ADDITIONAL INFORMATION

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone or other means with no additional compensation paid for those services.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, will be sent without charge to any stockholder upon written request addressed to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. The Annual Report on Form 10-K may also be accessed at the Securities and Exchange Commission website www.sec.gov or our website www.usg.com.

The Board does not know of any matter to be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is properly presented for action, the individuals named in the proxy solicited by the Board intend to vote on such matter in accordance with their best judgment on behalf of the stockholders they represent.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the proxy statement for our next regularly scheduled annual meeting in May 2018 must be received by us no later than November 30, 2017. Any such stockholder proposal must comply with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission. Under our Bylaws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled annual meeting of stockholders in May 2018, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than December 30, 2017 nor later than January 29, 2018 and must comply with the procedures outlined in our By-laws. The By-laws are accessible on our website www.usg.com. A copy of the By-laws also is available upon written request to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

On June 25, 2001, our Company and ten of our subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Our Company and those subsidiaries emerged from Chapter 11 on June 20, 2006. As a result, within the last ten years, all of our executive officers other than Mr. Hilzinger, who joined us as Executive Vice President and Chief Financial Officer in 2012, and Ms. Warner, who joined us as Senior Vice President, General Counsel and Corporate Secretary in January 2016, have been associated with a corporation that filed a petition under the federal bankruptcy laws that remained contested and had not been finally approved.

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ANNUAL MEETING INFORMATION

WHO IS ASKING FOR MY VOTE AND WHY?

The Board is soliciting proxies for use at our annual meeting of stockholders to be held on Wednesday, May 10, 2017, or any adjournment or postponement of the meeting. The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding shares of our common stock is present or represented by proxy at the annual meeting. To ensure that there is a quorum, the Board asks that you vote before the meeting, which allows your shares of our Company’s stock to be represented at the annual meeting. This proxy statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares.

HOW DO I ATTEND THE ANNUAL MEETING?

If you plan to attend the meeting, you must be a holder of our Company’s shares as of the record date of March 13, 2017. A form of photo identification will be required for admission to the annual meeting as well as one of the following proofs of stock ownership:

–

If your shares are registered in your name and you received your proxy materials by mail: Please mark the space on your proxy form if you plan to attend the annual meeting. An admission ticket is attached to your proxy form.

–

If your shares are registered in your name and you received or accessed your proxy materials electronically over the Internet: Click the appropriate box on the electronic proxy form or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the annual meeting.

–

If you hold shares through a broker, bank or other nominee (i.e., in street name): You will be required to present a statement from that institution reflecting your ownership of shares of our stock as of the record date, the notice regarding the availability of proxy materials you received or the non-voting portion of the voting instruction form you received.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF THE PROXY MATERIALS?

We furnish our proxy materials to certain stockholders over the Internet using Notice and Access delivery, as permitted by the Securities and Exchange Commission. This method expedites stockholders’ receipt of proxy materials, reduces our print and mail costs as well as the environmental impact of our annual meeting. All stockholders receiving the notice will be able to access the proxy materials and to request paper copies by mail. Instructions on how to access those documents over the Internet or to request paper copies of them may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or through e-mail access on an ongoing basis.

WHY DID I NOT RECEIVE A NOTICE IN THE MAIL ABOUT THE INTERNET AVAILABILITY OF THE PROXY STATEMENT AND RELATED PROXY MATERIALS?

Stockholders who have previously requested to receive proxy materials in paper form or through e-mail access are being provided copies of the proxy materials in the format previously requested instead of receiving the notice regarding Internet availability of the proxy materials. In addition, stockholders who hold our Company’s shares in the Investment Plan may receive materials by either e-mail or in paper.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

All record holders of our common stock at the close of business on our record date of March 13, 2017 are entitled to vote their shares at the annual meeting. On that date, there were 146,235,819 shares of our common stock issued and outstanding and entitled to vote. Each share is entitled to one vote on each matter presented at the annual meeting. The shares of common stock are our only securities entitled to vote at the annual meeting.

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HOW DO I VOTE?

We have both stockholders of record, or registered stockholders, and street name stockholders. If your shares are registered in your name with Computershare Trust Company N.A., our transfer agent, you are a stockholder of record or registered stockholder. You are a stockholder of record, for example, if you hold a certificate for your shares. If your shares are held in the name of a broker, bank or other nominee, you are a street name holder.

Whether you hold shares directly as a stockholder of record or as a street name holder, you may direct how your shares are voted by proxy without attending the annual meeting. There are three ways to vote by proxy:

–

By telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the notice regarding Internet availability of proxy materials or the proxy or voting instruction form you received;

–

By Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the notice regarding Internet availability of proxy materials or the proxy or voting instruction form you received; or

–	By mail – If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy or voting instruction form.

If you are a street name holder and you wish to vote your shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the right to vote your shares at the meeting.

Fidelity Management Trust Company, as trustee of the Investment Plan, or the Trustee, held 327,262 shares of our common stock on the record date. Only the Trustee, as of the record date, can vote the shares held by the Investment Plan. However, the Investment Plan provides that Investment Plan participants are entitled to instruct the Trustee how the shares allocated to their accounts under the Investment Plan are to be voted.

The Investment Plan also provides that unallocated shares and shares for which no instructions are received by the Trustee will be voted by the Trustee in the same proportion as those shares for which instructions are received, unless otherwise required by law. Thus, Investment Plan participants will be exercising power and control as a named fiduciary of the Investment Plan not only over the shares allocated to their own accounts, but also over a portion of the undirected shares. By submitting voting instructions over the Internet, by telephone or by signing and returning the proxy voting form accompanying this proxy statement, an Investment Plan participant will be directing the Trustee to vote the shares allocated to his or her account under the Investment Plan, in person or by proxy, as instructed, at the annual meeting of stockholders. Investment Plan participants may revoke previously submitted voting instructions by phone, Internet or filing with Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, the Investment Plan proxy tabulator, either a written notice of revocation or a properly completed and signed proxy form bearing a later date.

If you own shares through the Investment Plan and you are also a stockholder of record, your proxy form will allow you to designate the manner in which you want both the shares registered in your name and the shares in the Investment Plan voted at the annual meeting. If you hold shares through the Investment Plan, but you do not own any shares of our common stock as a stockholder of record, you will be able to designate the manner in which you want those shares voted at the annual meeting by voting as described above.

Unless you hold your shares through the Investment Plan, you may vote via the Internet or by phone until 11:59 p.m. Eastern Time, on May 9, 2017, or our Company’s agent must receive your paper proxy card on or before May 9, 2017. If you hold any of your shares through the Investment Plan, you may vote via the Internet or by phone until 11:59 p.m., Eastern Time, on May 7, 2017, or our Company’s agent must receive your paper proxy card on or before May 7, 2017.

WHAT DOES IT MEAN TO VOTE BY PROXY?

It means that you give someone else the right to vote your shares in accordance with your instructions. We are asking you to give your proxy to our Chief Executive Officer and our Corporate Secretary. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board, either our Chief Executive Officer or our Corporate Secretary will vote your shares in the following manner:

–	FOR the election of each of the Board’s nominees for director;
–	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2017;
–	FOR the approval of the Committee Amendment;
–	FOR the advisory vote approving the compensation of our named executive officers; and
–	to conduct future advisory votes on the compensation of our named executive officers EVERY YEAR.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

WHAT HAPPENS IF OTHER MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

If other matters are properly presented at the annual meeting, either our Chief Executive Officer or our Corporate Secretary will have discretion to vote your shares for you on those matters in accordance with her best judgment if you have granted a proxy. However, we have not received timely notice from any stockholder of any other matter to be presented at the annual meeting.

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If you have given your proxy and wish to revoke it and change your vote, you may do so by (i) giving written notice to our Corporate Secretary, (ii) voting in person at the annual meeting, (iii) granting a subsequent proxy over the Internet or by telephone or (iv) if you received your proxy materials by mail, submitting another signed proxy form with a date later than your previously delivered proxy.

WHAT ARE MY CHOICES WHEN VOTING?

With respect to the say-on-frequency vote, you may cast your vote to recommend that the advisory vote be held every year, every two years or every three years, or you may abstain from voting your shares on such proposal. You may cast your vote for or against, or you may abstain from voting your shares on, each other proposal.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?

Assuming a quorum is present at the annual meeting, each of the matters specified in the notice of the annual meeting, other than approval of the Committee Amendment and the say-on-frequency vote, requires the affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy. The affirmative vote of 80% of the outstanding shares of our common stock is required for the approval of the Committee Amendment to remove the requirement that we maintain a Finance Committee. With respect to the say-on-frequency vote, the frequency receiving the greatest number of votes (e.g., every one, two or three years) will be considered the frequency recommended by our stockholders.

The say-on-pay and say-on-frequency votes are non-binding. However, our Board will review the results of such votes and will take them into account in making determinations concerning executive compensation and the frequency of future votes on the compensation of our named executive officers.

HOW ARE BROKER NON-VOTES AND ABSTENTIONS TREATED?

Broker non-votes occur when nominees, such as brokers and banks, holding shares on behalf of street name holders do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under the rules of the NYSE. Those rules allow nominees to vote in their discretion on routine matters, such as the ratification of the appointment of our independent registered public accountants, even if they do not receive voting instructions from the street name holder. On non-routine matters, such as the other proposals specified in the notice of the annual meeting, nominees cannot vote unless they receive instructions from the street name holder. The failure to receive such instructions as to a non-routine matter results in a broker non-vote. Broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting, but because they are not votes they will not affect the outcome of the vote on any matter presented at the annual meeting other than the approval of the Committee Amendment. Broker non-votes will have the same effect as a vote against the approval of the Committee Amendment.

Abstentions are counted for purposes of determining whether a quorum is present, but they are not treated as votes cast, except with respect to approval of the Committee Amendment. Accordingly, abstentions will have the same effect as a vote against the Committee Amendment, but will have no effect on the other matters presented at the annual meeting.

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Summary of 2017 Proxy Statement	Board of Directors and Corporate Governance	Audit Committee Matters	Finance Committee Matters	Compensation of Executive Officers	Securities Ownership	Other Information

WHAT IF I RECEIVE MORE THAN ONE NOTICE OR E-MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS OR MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS?

Receiving more than one notice, e-mail or paper copy means your shares are registered in two or more accounts. To vote all of your shares by proxy, please complete, sign, date and return each proxy and voting instruction form that you receive, or vote the shares in each account to which those forms relate by Internet or telephone, and vote by Internet or telephone the shares in each account for which you receive a notice or e-mail regarding Internet availability of the proxy materials and do not request and receive a proxy or voting instruction form.

WHAT IS HOUSEHOLDING?

Unless you advised otherwise, if you hold your shares in street name and other residents at your mailing address share the same last name and also own shares of our Company’s common stock in an account at the same broker, bank or other nominee, your nominee delivered a single notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding continue to receive separate voting instruction cards and control numbers for voting electronically.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, you should submit this request by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. We will promptly deliver the proxy materials to you upon receipt of your request. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.

If you are a registered stockholder or hold shares in the Investment Plan, we sent you and each registered Investment Plan holder at your address separate notices or sets of proxy materials.

WHO WILL COUNT THE VOTE?

A representative of Broadridge Financial Solutions, Inc. will count the votes and serve as Inspector of Election. The Inspector of Election will be present at the annual meeting.

WHO PAYS THE COST OF THIS SOLICITATION?

Our Company is paying the cost of this proxy solicitation. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy material to street name holders.

We have retained Alliance Advisors, LLC to aid in soliciting votes for the annual meeting for a fee of approximately $9,500 plus out-of-pocket expenses.

WHAT IF I HAVE A QUESTION REGARDING MY SHARES OR MY MAILING ADDRESS?

If you are a registered stockholder, please contact Computershare Trust Company N.A. directly at 211 Quality Circle, Suite 210, College Station, Texas 77845. If you are a street name holder, please contact your broker, bank or other nominee directly.

WHERE CAN I FIND THE RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the annual meeting and publish the results in a Form 8-K filed with the Securities and Exchange Commission within four business days after the annual meeting.

74	USG Corporation

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ANNEX A – PROPOSED COMMITTEE AMENDMENT

AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
USG CORPORATION

USG Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST: This Amendment to the Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: Article SEVENTH of the Restated Certificate of Incorporation is hereby amended by deleting the following paragraph in its entirety:

“Notwithstanding the foregoing paragraph, the corporation shall maintain a Finance Committee, which shall have the power to review all of the corporation’s significant financial matters, including, but not limited to, strategies, policies or transactions, contemplated by the corporation. Without limiting the foregoing, the Finance Committee shall provide review and oversight of and make recommendations to the board of directors on the corporation’s financing requirements and programs to obtain funds; relations with banks, bondholders and other creditors; forecasting procedures on revenues, expenses, earnings, and cash flow; operating and capital expenditure budgets; dividend policy; the adoption of any compensation plan for key employees which contemplates the issuance of stock of the corporation or which is a significant cash compensation plan (other than an annual cash bonus plan consistent with past practice); and acquisitions, divestitures and significant transactions affecting the corporation’s capital structure or ownership. The Finance Committee shall confer with the Pension Committee established under the corporation’s retirement plan and report periodically to the board of directors on the funding of qualified pension plans of the corporation and its subsidiaries and the investment performance of plan funds and, on behalf of the board of directors, authorize necessary or desirable changes in actuarial assumptions for funding the plans. The Finance Committee shall consider such other matters as may be referred to it from time to time by the board of directors and shall at all times prior to June 22, 1997 be composed of four members of the board of directors who are not officers or employees of the corporation. Any actions by the Finance Committee shall be by a majority vote of at least 3 of its members. Prior to June 22 1997, (i) the scope and power of review of the Finance Committee as set forth herein shall not in any way be limited or reduced and (ii) the composition, existence and function of the Finance Committee as set forth herein shall not be altered or diminished, in either such case without the unanimous consent of all directors then in office.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this          day of          , 2017.

USG CORPORATION
By:
Name:
Title:

75	USG Corporation

USG CORPORATION
550 WEST ADAMS STREET
CHICAGO, IL 60661

ANNUAL MEETING ADMISSION TICKET

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2017. Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2017. Have your proxy form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19152-P87976	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
USG CORPORATION

The Board of Directors recommends you vote FOR all the nominees listed below:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Matthew Carter, Jr.	☐	☐	☐

	1b.	Richard P. Lavin	☐	☐	☐

	1c.	Jennifer F. Scanlon	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2017.		☐	☐	☐

3.	Approval of an amendment to our Restated Certificate of Incorporation to remove the requirement that we maintain a Finance Committee.		☐	☐	☐

4.	Approval, by advisory vote, of the compensation of our named executive officers.		☐	☐	☐

For address changes, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote 1 YEAR on proposal 5.		1 Year	2 Years	3 Years	Abstain

5.	Recommendation, by advisory vote, on the frequency of future votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting of Stockholders
of USG Corporation
May 10, 2017, 9:00 a.m., Central Time

550 West Adams Street
Chicago, Illinois 60661

You must present this ticket (top portion only) to a USG representative to be admitted to the USG Corporation Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report on Form 10-K and Letter to Shareholders
are available at www.proxyvote.com.

E19153-P87976
PROXY - USG CORPORATION
This proxy is solicited on behalf of the Board of Directors
of USG Corporation for its Annual Meeting of Stockholders
on May 10, 2017

The undersigned hereby appoints Jennifer F. Scanlon and Michelle M. Warner, and each or either of them, proxies, with power of substitution and with powers the undersigned would possess, if personally present, to vote all stock of the undersigned in USG Corporation at the annual meeting of stockholders of USG Corporation to be held at 550 West Adams Street, Chicago, Illinois on May 10, 2017, and at any adjournment or postponement thereof, on the matters shown on the reverse side and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holder on all other matters properly coming before the meeting. If no direction is given, this proxy will be voted FOR the election of the Board's nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as USG Corporation's independent registered public accountants for 2017, FOR approval of an amendment to our Restated Certificate of Incorporation to remove the requirement that we maintain a Finance Committee, FOR approval of the compensation of our named executive officers and for holding future votes on the compensation of our executive officers every 1 YEAR, except for any shares the undersigned holds in the USG Corporation Investment Plan, which will be voted according to the rules of that plan.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE, EXCEPT IF YOU VOTE BY
TELEPHONE OR INTERNET.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side